UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

SURMODICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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SURMODICS

Surmodics, Inc.

Notice of 2025 Annual Meeting and

Proxy Statement

for February 6, 2025

Surmodics, Inc. Notice of 2023 Annual Meeting Proxy Statement for February 9, 2023 SURMOD

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date: February 6, 2025 Time: 4:00 p.m. (Central Time) Webcast: www.virtualshareholdermeeting.com/SRDX25	Agenda:
	1.	Elect one (1) Class II director;
	2.	Set the number of directors at five (5);
	3.	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025; and
	4.	Approve, in a non-binding advisory vote, the Company’s executive compensation.

The Annual Meeting of Shareholders of Surmodics, Inc. (the “Company”) will be held on February 6, 2025, at 4:00 p.m. (Central Time), as a virtual meeting at www.virtualshareholdermeeting.com/SRDX25 where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen this method for our annual meeting over an in-person meeting.

Only shareholders of record at the close of business on December 12, 2024 are entitled to receive notice of and to vote at the meeting or any adjournment of the meeting. To vote your shares, we ask that you follow the instructions in the notice of internet availability of proxy materials or the proxy card that you received in the mail.

Your vote is very important. Whether or not you plan to attend the meeting, please vote at your earliest convenience. Prompt voting will save the Company the expense of further requests.

December 19, 2024

Very truly yours,

SUSAN E. KNIGHT

Chair of the Board

Eden Prairie, Minnesota

All shareholders are cordially invited to attend the virtual annual meeting of shareholders at: www.virtualshareholdermeeting.com/SRDX25.

Whether or not you expect to attend, please vote over the Internet at www.proxyvote.com or by telephone at 1-800-579-1639. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 6, 2025:

The proxy statement and 2024 Annual Report are available at: www.proxyvote.com.

SURMODICS, INC.	2025 PROXY STATEMENT

SURMODICS, INC.	2025 PROXY STATEMENT

Table of Contents

PROXY STATEMENT

SURMODICS, INC.

9924 West 74th Street

Eden Prairie, Minnesota 55344

Annual Meeting of Shareholders

Date:	Time:	Website:
February 6, 2025	4:00 p.m. (Central Time)	www.virtualshareholdermeeting.com/SRDX25

Agenda and Voting Recommendations

Proposals		Board Recommendation	Page
1)	Elect one (1) Class II director	FOR the nominee	8
2)	Set the number of directors at five (5)	FOR	8
3)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025	FOR	48
4)	Advisory Vote on Executive Compensation	FOR	49

SURMODICS, INC.	1	2025 PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the virtual annual meeting of shareholders to be held on February 6, 2025 (the “Annual Meeting”), at 4:00 p.m. Central Time, or any adjournments or postponements thereof. This proxy statement and the form of proxy, along with the annual report on Form 10-K for the fiscal year ended September 30, 2024 (the “Annual Report”), are being first sent or given to shareholders on or about December 19, 2024. The Company also expects that the Notice Regarding Availability of Proxy Materials (the “Notice”) will first be sent to shareholders on or about December 19, 2024. The mailing address of the Company’s principal executive offices is 9924 West 74th Street, Eden Prairie, Minnesota 55344.

As previously disclosed, on May 28, 2024, we entered into a Merger Agreement (the “Merger Agreement”) with BCE Parent, LLC, a Delaware limited liability company (“Parent”), and BCE Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which we will, subject to the terms and conditions of the Merger Agreement, be acquired by Parent for $43.00 per share in cash through the merger of Merger Sub with and into us (the “Merger”), with the Company as the surviving corporation and a wholly owned subsidiary of Parent. If the Merger is consummated, shares of our common stock will be delisted from The Nasdaq Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Merger was approved by the Company’s shareholders at a special meeting on August 13, 2024. On the same date, the Company announced that on August 12, 2024, it and an affiliate of Parent each received a request for additional information and documentary materials from the U.S. Federal Trade Commission in connection with the Merger. As of the date of filing this report, the Merger remained subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as well as other customary closing conditions.

The Company and Parent currently expect to consummate the Merger in the Company’s second fiscal quarter ending March 31, 2025, subject to customary closing conditions, including required regulatory approval. Due to uncertainties related to the receipt of regulatory approval and closing within the anticipated time period, or at all, or Board of Directors determined to proceed with the Annual Meeting on the same timeline as in prior years, to provide our shareholders with the opportunity to vote on the typical governance and compensation matters at an annual meeting.

Solicitation of Proxies

The Company will pay all solicitation expenses in connection with this proxy statement and related proxy soliciting material of the Board, including the preparation and assembly of the proxies and soliciting material. Proxies may be solicited personally or by mail, telephone, fax or by our directors, officers and regular employees who will not be additionally compensated for any such services.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name”, e.g., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-routine” items, and the street name holder’s abstention is referred to as a “broker non-vote.” Please note that if you intend to vote your street name shares at the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.

Revocation of a Proxy

Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of the revocation to the Secretary of the Company, or by submitting a subsequent proxy by internet, telephone or mail. Attendance at the virtual meeting is not, by itself, sufficient to revoke a proxy unless written notice of the revocation or a subsequent proxy is delivered to the Secretary of the Company

SURMODICS, INC.	2	2025 PROXY STATEMENT

INTRODUCTION

before the revoked or superseded proxy is used at the virtual meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders on the proxy for that purpose.

Requesting Paper Copies and Voting

Pursuant to Securities and Exchange Commission (the “SEC”) rules related to the availability of proxy materials, we have chosen to make our proxy statement and related materials, including our Annual Report, available online to our shareholders and, as permitted by the rules, paper copies of these materials will only be provided upon request. We are providing to our shareholders (other than those who previously requested electronic or paper delivery) the Notice, which contains instructions on how to access this proxy statement and related materials online. If your shares are held in “street name”, the Notice will be forwarded to you by your custodian. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may vote your shares, including via the internet. If you previously requested electronic delivery, you will still receive an e-mail providing you the Notice, and if you previously requested paper delivery, you will still receive a paper copy of the proxy materials by mail. All properly submitted voting instructions will be voted at the Annual Meeting according to the instructions given, provided they are received prior to the applicable deadlines. If you submit a proxy card without voting instructions, your shares will be voted in accordance with the Board’s recommendations described in this proxy statement.

Participation in the Annual Meeting

On the day of our Annual Meeting, we recommend that you log into our virtual meeting at least fifteen minutes prior to the scheduled start time to ensure that you can access the meeting. If you wish to submit a question, type your question into the “Ask a Question” field and click “Submit.” Questions related directly to the Annual Meeting will be answered during our virtual meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered on our website at www.surmodics.com under the “Investors” tab. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting.

SURMODICS, INC.	3	2025 PROXY STATEMENT

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed December 12, 2024, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 12, 2024, 14,294,147 shares of the Company’s common stock were issued and outstanding. Common stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of common stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of common stock are not entitled to cumulative voting rights. If a shareholder votes, the shares will be counted for quorum purposes.

Vote Required

The affirmative vote of a plurality of the shares of common stock present at the Annual Meeting (including by proxy) and entitled to vote is required for the election to the Board of the nominee for director. Shareholders do not have the right to cumulate their votes in the election of directors. “Plurality” means that the individual who receives the greatest number of votes cast “For” is elected as a director. Accordingly, the one nominee for director receiving the highest vote total will be elected as a director of the Company.

The affirmative vote of the holders of the greater of (1) a majority of the shares of our common stock present (including by proxy) and entitled to vote on the proposal or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting is required for approval of Proposals 2 and 3.

The vote to approve our executive compensation (Proposal 4) is advisory and not binding on our Board of Directors. However, our Board will consider our shareholders to have approved our executive compensation if the number of votes “For” Proposal 4 exceeds the number of votes “Against” Proposal 4.

A withhold vote with respect to the election of directors and abstention with respect to the advisory vote on executive compensation will not have any effect on the outcome of these proposals. Abstention with respect to any proposal other than the election of directors and the advisory vote on executive compensation will have the effect of casting a negative vote on that proposal. A shareholder who does not vote at the Annual Meeting on a proposal (including by proxy) is not deemed to be present for the purpose of determining whether a proposal has been approved.

Custodians cannot vote on their customers’ behalf on “non-routine” proposals such as Proposal 1 related to the election of directors, Proposal 2 related to board size, and Proposal 4 related to executive compensation. Because custodians require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their custodians with voting instructions. On the other hand, Proposal 3, ratification of the appointment of our independent registered public accounting firm, is a “routine” matter for which custodians do not need voting instruction in order to vote shares.

For vote requirement purposes for Proposals 1, 2, and 4, broker non-votes are considered to be shares present by proxy at the Annual Meeting for purposes of determining a quorum but are not considered to be shares “entitled to vote” or “votes cast” on such items at the Annual Meeting.

SURMODICS, INC.	4	2025 PROXY STATEMENT

OUTSTANDING SHARES AND VOTING RIGHTS

How You Can Vote

You may vote in one of the following ways:

By Internet before the Annual Meeting:

You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. You will need your control number found in the Notice or proxy card. Follow the instructions provided to obtain your records and create an electronic ballot.

By mail:	If you request a paper proxy card, mark, sign and date each proxy card you receive and return it in the postage-paid envelope provided or to the location indicated on the proxy card.
By telephone:	If you request a paper proxy card, you may cast your vote by telephone at 1-800-579-1639. You will need your control number found on your proxy card.
By Internet at the Annual Meeting:

If you are a shareholder of record, you may attend the Annual Meeting and vote your shares at www.virtualshareholdermeeting.com/SRDX25 during the meeting. You will need your control number found in the Notice or proxy card.

SURMODICS, INC.	5	2025 PROXY STATEMENT

PRINCIPAL SHAREHOLDERS

The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock as of December 12, 2024. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Shares Beneficially Owned		Percent of Class(1)

Blackrock, Inc. 50 Hudson Yards New York, NY 10001	1,080,288	(2)	7.6%
Beryl Capital Management LLC 225 Avenue I, Suite 205 Redondo Beach, CA 90277	1,058,564	(3)	7.4%
AllianceBernstein L.P. 501 Commerce Street Nashville, TN 37203	1,040,430	(4)	7.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	859,287	(5)	6.0%

(1)
In accordance with the requirements of the SEC, Percent of Class for a person or entity is calculated based on outstanding shares plus shares deemed beneficially owned by that person or entity by virtue of the right to acquire such shares as of December 12, 2024, or within sixty days of such date.
(2)
Based on a Schedule 13G/A filed on January 26, 2024 by BlackRock, Inc., which reported sole voting power and sole dispositive power as follows: sole voting power — 1,072,584 shares; and sole dispositive power — 1,080,288 shares.
(3)
Based on a Schedule 13G filed on June 10, 2024 by Beryl Capital Management LLC, which reported shared voting power and shared dispositive power as follows: shared voting power — 1,058,564 shares; and shared dispositive power — 1,058,564 shares.
(4)
Based on a Schedule 13G filed on November 15, 2024 by AllianceBernstein L.P., which reported sole voting power and sole dispositive power as follows: sole voting power — 653,920 shares; and sole dispositive power — 1,040,430 shares.
(5)
Based on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, which reported shared voting power, sole dispositive power, and shared dispositive power as follows: shared voting power — 22,441 shares; sole dispositive power — 831,477 shares; and shared dispositive power — 27,810 shares.

SURMODICS, INC.	6	2025 PROXY STATEMENT

MANAGEMENT SHAREHOLDINGS

The following table sets forth the number of shares of common stock beneficially owned as of December 12, 2024, by each executive officer of the Company named in the Summary Compensation Table, by each current director of the Company and by all directors and executive officers (including the NEOs) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name of Beneficial Owner or Identity of Group	Current Holdings(1)	Acquirable Within 60 Days(2)	Aggregate Number of Common Shares Beneficially Owned	Percent of Class(3)

Gary R. Maharaj	192,056	301,891	493,947	3.4%
Timothy J. Arens	67,299	81,058	148,357	1.0%
Charles W. Olson	52,278	70,515	122,793	*
Teryl L.W. Sides	34,703	95,243	129,946	*
Gordon S. Weber	21,040	58,011	79,051	*
Susan E. Knight	35,148	31,765	66,913	*
José H. Bedoya	28,957	27,144	56,101	*
David R. Dantzker, M.D.	39,124	27,144	66,268	*
Lisa W. Heine	13,453	24,509	37,962	*
All executive officers and directors as a group (10 persons)	545,689	791,523	1,337,212	8.9%

* Less than 1%

(1)
Includes restricted stock units and deferred stock units that are vested on December 12, 2024, or are scheduled to vest within 60 days thereafter.
(2)
Includes shares issuable upon the exercise of stock options that are exercisable on December 12, 2024, or are scheduled to become exercisable within 60 days thereafter.
(3)
See footnote (1) to preceding table.

SURMODICS, INC.	7	2025 PROXY STATEMENT

ELECTION OF DIRECTORS

(Proposals #1 and #2)

General Information

The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined annually by the shareholders. The Company’s Corporate Governance and Nominating Committee and Board of Directors have recommended that the number of directors be set at five (5) at the Annual Meeting.

The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year, and further that each class be equal in number, or as nearly as possible. Only the director who is currently a member of Class II is nominated for election at the Annual Meeting. The Class II director will serve a three-year term and, therefore, will hold office until the Company’s 2028 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his resignation or removal from office. The terms of Class I and Class III directors continue until the 2027 and 2026 annual meetings, respectively. If the Merger closes, our then-current directors will be replaced by individuals appointed by the Parent as directors of the surviving corporation.

The Corporate Governance and Nominating Committee has recommended, and the Board of Directors selected, Gary R. Maharaj as the Board’s nominee for election as Class II director. Given that the Company currently expects to consummate the Merger in the Company’s second fiscal quarter ending March 31, 2025, subject to customary closing conditions, including required regulatory approval, the Board of Directors decided to nominate just one Class II director for election at the Annual Meeting and to set the number of directors of the Company at five directors.

Mr. Maharaj has indicated a willingness to serve as a director if elected and has consented to be named in the proxy statement. A brief biographical profile of Mr. Maharaj is provided below. A proxy will be voted for the nominee unless the proxy withholds a vote for the nominee. If, prior to the meeting, it should become known that the nominee will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is recommended or selected by the Corporate Governance and Nominating Committee and the Board of Directors or, alternatively, not voted for the nominee. The Board of Directors has no reason to believe that the nominee will be unable to serve.

Under the Company’s Corporate Governance Guidelines, it is a policy of the Board that a director shall offer to retire from the Board effective at the conclusion of the Annual Meeting following his or her seventy-second birthday. In this circumstance, the Corporate Governance and Nominating Committee will review the appropriateness of such director’s continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept the director’s proposed retirement.

SURMODICS, INC.	8	2025 PROXY STATEMENT

ELECTION OF DIRECTORS (Proposals #1 and #2)

A plurality of votes cast is required for the election of directors. However, under our Corporate Governance Guidelines, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board. The Corporate Governance and Nominating Committee will promptly consider the resignation offer and recommend to the Board of Directors whether to accept it.

The Corporate Governance and Nominating Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer, including, without limitation:

•
the perceived reasons why shareholders withheld votes “for” election from the director;
•
the length of service and qualifications of the director;
•
the director’s contributions to the Company;
•
compliance with listing standards;
•
the purpose of this provision of the Corporate Governance Guidelines; and
•
the best interests of the Company and its shareholders.

Any director who tenders his or her offer to resign from the Board pursuant to this provision shall not participate in the Corporate Governance and Nominating Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance and Nominating Committee’s recommendation within ninety (90) days following the certification of the shareholder vote by the inspector of elections, which action may include, without limitation:

•
acceptance of the offer of resignation;
•
adoption of measures intended to address the perceived issues underlying the Majority Withheld Vote; or
•
rejection of the resignation offer.

Thereafter, the Board will disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the offer, if applicable, in a Current Report on Form 8-K to be filed with the SEC within four business days of the Board’s determination.

SURMODICS, INC.	9	2025 PROXY STATEMENT

ELECTION OF DIRECTORS (Proposals #1 and #2)

The following information is provided with respect to each director whose term will continue after the Annual Meeting and the director nominee:

					Committee Membership
Name and Position(1)	Age	Gender	Director Since	Class	Audit(2)	Organization and Compensation	Corporate Governance and Nominating
José H. Bedoya Director	68	M	2002	III		•
David R. Dantzker, M.D. Director	81	M	2011	I	•		•
Lisa W. Heine Director	61	F	2017	I	•	•	•
Susan E. Knight Chair of the Board	70	F	2008	III
Gary R. Maharaj Director, President and CEO	61	M	2010	II

Committee Chair
(1)	The Board has determined that, with the exception of Mr. Maharaj, all of our directors are independent directors in accordance with rules of The Nasdaq Stock Market.
(2)	The Board of Directors has determined that Ms. Knight qualifies as an “audit committee financial expert” under federal securities laws.

Board Diversity

GENDER	RACE AND ETHNICITY	AGE

40%
DIVERSE
2
People of Color
3
White Non-Hispanic

SURMODICS, INC.	10	2025 PROXY STATEMENT

ELECTION OF DIRECTORS (Proposals #1 and #2)

Director Nominees and Continuing Directors

José H. Bedoya

Mr. Bedoya is the former President and Chief Executive Officer of Otologics, LLC, a company which had been focused on the development of therapies for hearing loss, a position he held from 1996 until 2015. From 1986 to 1996, Mr. Bedoya held a number of positions at Storz Instrument Company, then a division of American Cyanamid and later a division of American Home Products, including Director of Operations, Director of Research, and Director of Commercial Development. Prior to that, he served as Vice President of Research and Development for Bausch & Lomb’s surgical division.

Age 68
Director since 2002
Class III Committees • Corporate Governance and Nominating (Chair) • Organization and Compensation

Key Skills and Qualifications

Mr. Bedoya brings to the Board significant business, operational and management experience in the medical device, medical instruments and related industries. Additionally, his experience brings executive decision making, analytical and strategic planning skills gained as a chief executive.

David R. Dantzker, M.D.

Dr. Dantzker has been a Partner at Wheatley MedTech Partners L.P., a venture capital fund, since 2001. He manages Wheatley’s Life Science and Healthcare investments. From 1997 to 2000, Dr. Dantzker was President of North Shore-LIJ Health System, a large academic healthcare system. He also co-founded the North Shore-LIJ Research Institute to direct and coordinate basic science research for the North Shore-LIJ Health System. He is a former Chair of the American Board of Internal Medicine, the largest physician-certifying board in the United States. Dr. Dantzker served on the board of directors of Datascope Corp. from January 2008 until its sale in January 2009. Dr. Dantzker holds a B.A. in Biology from New York University, and received his M.D. from the State University of New York at Buffalo School of Medicine. He sits on the board of directors of Oligomerix, Inc., a Wheatley MedTech portfolio company, and VentDx, a ventilation technology company. Dr. Dantzker is Vice Chair and Chief Medical Officer of Origin, Inc. Dr. Dantzker has also served on the faculty and in leadership positions of four major research-oriented medical schools, has authored or co-authored 130 research papers and five textbooks, and is an internationally recognized expert in the area of pulmonary medicine and critical care.

Age 81
Director since 2011
Class I Committees • Organization and Compensation (Chair) • Corporate Governance and Nominating • Audit

Key Skills and Qualifications

His extensive management experience in a variety of roles and board leadership experience, as well as his extensive knowledge of the medical industry, enable Dr. Dantzker to provide the Company with valuable general management and executive insights.

SURMODICS, INC.	11	2025 PROXY STATEMENT

ELECTION OF DIRECTORS (Proposals #1 and #2)

Lisa Wipperman Heine

Ms. Heine served as the President and Chief Executive Officer of PreCardia, Inc., an early-stage medical technology company developing an innovative catheter-based intervention for the treatment of acute decompensated heart failure, from January 2019 until May 2021, when the company was sold to Abiomed, Inc., a heart-failure treatment medical device company. Ms. Heine served in a transition management role for Abiomed, Inc. from May 2021 until December 2021. From 2015 to 2019, Ms. Heine served as Chief Operating Officer of Mitralign, Inc., a venture-backed medical technology company focused on transcatheter heart valve annuloplasty. From 2014 to 2015, Ms. Heine was Founder and Principal at deArca Strategic Solutions, LLC, a consulting firm focused on helping medical technology companies assess, develop and execute strategies related to market opportunities and technology adoption. From 2007 to 2014, Ms. Heine served in various executive and management positions with Covidien plc, which was a global health care products company and manufacturer of medical devices and supplies, last serving as Global Vice President of Medical Affairs, Vascular Therapies from 2013 to 2014, and Global Vice President of Clinical Affairs, Vascular Therapies from 2011 to 2012. Since June 2018, Ms. Heine served as a director of Natus Medical Incorporated, a medical device company that diagnoses and treats neuro and sensory disorders, which was publicly held prior to July 2022, when it was acquired by an affiliate of ArchiMed. Ms. Heine has been a director of Gradient Denervation Technologies since March 2022, an early-stage company developing a catheter-based technology to treat pulmonary hypertension, a director of Nyra Medical since November 2022, an early-stage company developing a transcatheter heart valve repair technology, and was also a director of Miromatrix Medical Inc. between January 2022 and December 2023. Miromatrix Medical Inc., a company that is developing bioengineered organs for transplantation, was acquired by United Therapeutics in December 2023.

Age 61
Director since 2017
Class I Committees • Organization and Compensation • Corporate Governance and Nominating • Audit

Key Skills and Qualifications

Ms. Heine is qualified to serve on our Board due to her extensive management experience in a variety of executive roles at medical device companies and her expertise relating to clinical affairs strategy and operations, healthcare economics, policy and reimbursement.

SURMODICS, INC.	12	2025 PROXY STATEMENT

ELECTION OF DIRECTORS (Proposals #1 and #2)

Susan E. Knight

Ms. Knight is the former Senior Vice President and Chief Financial Officer of MTS Systems Corporation (“MTS”), a leading global supplier of test systems and industrial position sensors, a position that she held from 2011 to 2014. From 2001 until 2011, she served as Vice President and Chief Financial Officer of MTS. Prior to her positions with MTS, Ms. Knight served in various executive and management positions with Honeywell Inc., last serving as the Chief Financial Officer of the global Home and Building Controls division. Since December 2017, she has served on the Children’s Minnesota Hospital Board Finance Committee, and Ms. Knight was a member of the Mairs & Power Funds Trust Board of Trustees from January 2018 to September 2022. Ms. Knight served on the board of the Greater Metropolitan Housing Corporation from 2000 to 2016, where she was the chair of the board from 2012 to 2015, and chair of the audit committee from 2003 to 2012. Ms. Knight also served on the board of Plato Learning, Inc., from 2006 to 2010, where she served on the audit committee, including as Chair from 2009 to 2010, and on the governance and nominating and a special committee from 2009 to 2010.

Age 70
Director since 2008
Class III Committees • Audit (Chair)

Key Skills and Qualifications

As a former Chief Financial Officer of a publicly traded company, Ms. Knight brings significant audit, financial reporting, corporate finance and risk management experience to the Board. She has extensive understanding of the Board’s role and responsibilities based on her prior service on the board of another public company. Ms. Knight qualifies as an “audit committee financial expert” as defined by SEC rules.

Gary R. Maharaj

Mr. Maharaj has served as a director and our President and Chief Executive Officer since December 2010. Prior to joining the Company, Mr. Maharaj served as President and Chief Executive Officer of Arizant Inc., a provider of patient temperature management systems in hospital operating rooms, from 2006 to 2010. Previously, Mr. Maharaj served in several senior level management positions for Augustine Medical, Inc. (predecessor to Arizant Inc.) from 1996 to 2006, including Vice President of Marketing, and Vice President of Research and Development. During his over 35 years in the medical device industry, Mr. Maharaj has also served in various management and research positions for the orthopedic implant and rehabilitation divisions of Smith & Nephew, PLC. He served as a director of NVE Corporation, a publicly held technology company, from 2014 to August 2021.

Age 61
Director since 2010
Class II Committees • None

Key Skills and Qualifications

Mr. Maharaj brings to the Board strong experience in the medical technology industry, as well as leadership, strategic planning, and operating experience gained as a chief executive officer of a medical technology company.

The Board of Directors unanimously recommends that the shareholders vote FOR the election of the Board’s nominee and to set the number of directors at five.

SURMODICS, INC.	13	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

The Company’s Board Compensation Policy (the “Policy”) provides cash and equity compensation to our non-employee directors for their service on the Board and its committees as discussed below. On a periodic basis, the Organization and Compensation Committee reviews the Policy to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to compensate our directors fairly for their services. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Organization and Compensation Committee considers: (1) the time and effort involved in preparing for Board and committee meetings and the additional duties assumed by committee chairs and our Board chair, (2) the risks associated with fulfilling fiduciary duties, and (3) the compensation paid to directors at the same peer group of companies used to assess the competitiveness of our executive compensation programs (as discussed below).

Cash Compensation. During fiscal 2024, each of our non-employee directors was paid an annual retainer of $45,000. Our non-employee directors were also eligible to receive additional annual retainers as follows:

•
the chair of the Board received an additional annual cash retainer of $50,000;
•
the chair of the Audit Committee received an additional annual cash retainer of $20,000, and the non-chair members of that committee received an additional annual cash retainer of $10,000;
•
the chair of the Organization and Compensation Committee received an additional annual cash retainer of $15,000, and the non-chair members of that committee received an additional annual cash retainer of $6,500; and
•
the chair of the Corporate Governance and Nominating Committee received an additional annual cash retainer of $10,000, and the non-chair members of that committee received an additional annual cash retainer of $5,000.

The cash retainers are paid quarterly following the completion of each calendar quarter. However, the cash retainers are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and board committees on which such director served during the year.

Equity Compensation. In addition to the cash compensation described above, each of our non-employee directors receives stock awards as compensation for their service on the Board. Upon a director’s initial election or appointment to the Board, such director will receive an equity award having a grant date value of $115,000, one-half of such award will be in the form of nonqualified stock options to purchase shares of the Company’s common stock (as estimated using the Black-Scholes option pricing model as of the date of the grant) and the other half will be in the form of restricted stock units (“RSUs”). On an annual basis thereafter, each non-employee director (other than the Board chair) will receive an equity award having a grant value of $115,000 and the Board chair will receive an equity award having a grant value of $124,000, one-half of such award will be in the form of stock options and the other half will be in the form of RSUs. The value of the first annual equity grant following a director’s initial election or appointment to the Board will be pro-rated based on such director’s length of service on the Board during the preceding 12-month period. Equity awards granted to our non-employee directors in fiscal 2024 (a) were granted on the date of the Company’s 2024 annual meeting of shareholders; (b) vest ratably on a monthly basis; and (c) with respect to RSUs, become fully vested on the earlier of the 12-month anniversary of the grant date, or the date of the next year’s annual meeting. Stock options (i) have a seven-year term, and (ii) have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

Stock in Lieu of Cash Compensation. A non-employee director may elect annually to receive all or a portion of their cash retainers in the form of deferred stock units that are vested upon issuance (“DSUs”). Each DSU award is granted on the date any regular annual cash retainer would have otherwise been paid, and the number of units covered by such award is determined using the fair market value of the Company’s common stock on such date. Each such DSU award would be settled in shares of the Company’s common stock after the non-employee director leaves the Board.

SURMODICS, INC.	14	2025 PROXY STATEMENT

DIRECTOR COMPENSATION

Dividend Equivalents. RSU and DSU awards granted prior to fiscal 2015 include dividend equivalent rights. To the extent the Company pays a dividend, non-employee directors with RSU or DSU awards granted prior to fiscal 2015 will have the right to receive dividend equivalents for each RSU and DSU held by such director on the record date for the payment of such dividend. The dividend equivalents will be treated as reinvested in an additional number of RSUs and DSUs, which will be determined by dividing (a) the cash amount of any such dividend that would have been paid if the RSUs held by the director were outstanding shares of Company stock by (b) the fair market value of the Company’s common stock (i.e., the closing price) on the applicable dividend payment date. RSU and DSU awards granted after October 1, 2014 do not include dividend equivalent rights.

Non-Employee Director Stock Ownership. The Board of Directors has established equity ownership guidelines for all non-employee directors. For a description of the equity ownership guidelines, see “Corporate Governance — Equity Ownership Guidelines, and Securities Trading, Anti-Hedging and Anti-Pledging Policies.”

Other Compensation. All non-employee directors are reimbursed for their reasonable travel-related expenses incurred in attending board and committee meetings.

Summary of Fiscal 2024 Director Compensation

The table below presents all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal 2024. Compensation for Gary R. Maharaj, our President and Chief Executive Officer, is set forth below under the heading “Executive Compensation and Other Information.”

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total Compensation ($)

Susan E. Knight	110,000	62,000	62,000	234,000
José H. Bedoya	61,500	57,500	57,500	176,500
David R. Dantzker, M.D.	70,000	57,500	57,500	185,000
Lisa W. Heine	66,500	57,500	57,500	181,500
Ronald B. Kalich(5)	58,250	57,500	57,500	173,250

(1)
Represents the amount of cash retainers earned by or paid to directors in fiscal 2024 for Board and committee service. Mr. Kalich elected to receive all or a portion of his cash compensation in the form of DSUs, which election resulted in 491 fully vested DSUs being granted during fiscal 2024. The number of DSUs granted in fiscal 2024 was determined using the aggregate grant date value computed in accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”).
(2)
Reflects the aggregate grant date fair value dollar amount of RSUs granted in fiscal 2024 computed in accordance with ASC 718.
(3)
Reflects the aggregate grant date fair value dollar amount of stock option awards granted in fiscal 2024 computed in accordance with ASC 718.
(4)
The aggregate number of stock options, RSUs and DSUs held by each of our non-employee directors as of September 30, 2024, was as follows:

Director	Stock Options	Restricted Stock Units	Deferred Stock Units

Susan E. Knight	31,765	17,286	—
José H. Bedoya	27,144	15,772	8,430
David R. Dantzker, M.D.	27,144	15,772	15,416
Lisa W. Heine	24,509	10,103	—
Ronald B. Kalich	9,124	—	—

(5)
Mr. Kalich resigned from the Board on August 4, 2024. Upon his resignation from the Board, (i) DSUs and vested RSUs held by Mr. Kalich were settled on a one-for-one basis in shares of the Company’s common stock, (ii) 1,053 unvested RSUs held by him were forfeited, (iii) 2,248 unvested stock option awards held by him were forfeited, and (iv) vested stock option awards held by him remained exercisable for a period of three months after his resignation.

SURMODICS, INC.	15	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company’s Articles of Incorporation and Bylaws. Certain corporate governance practices that the Company follows are summarized below.

Code of Ethics and Business Conduct

We have adopted the Surmodics Code of Ethics and Business Conduct (the “Code of Conduct”), which applies to our directors, officers and employees. The Code of Conduct is publicly available on our website at www.surmodics.com under the caption Investors/Corporate Governance. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct, to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website. The Board of Directors most recently updated the Code of Conduct in August of 2022.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines (the “Guidelines”). The Corporate Governance and Nominating Committee is responsible for overseeing the Guidelines and annually reviews them and makes recommendations to the Board concerning corporate governance matters. The Board may amend, waive, suspend, or repeal any of the Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. We have posted the Guidelines on our website at www.surmodics.com under the caption Investors/Corporate Governance.

Board Evaluation

The Board and each of its committees follow a process, overseen by the Corporate Governance and Nominating Committee, to determine their effectiveness and opportunities for improvement. Our Guidelines provide that the Board will annually evaluate its performance to determine whether the Board, its committees and its individual members are functioning effectively. Typically, the evaluation process involves each director completing an assessment questionnaire soliciting feedback regarding the effectiveness of the Board and any committee on which the director serves and opportunities for improvement. In addition, the Chair of the Board and its committees may, from time to time, engage in informal discussions with Board members concerning the effectiveness of the Board and its committees.

The evaluation process is intended to solicit feedback from directors across several areas, including:

•
improving prioritization of issues;
•
improving the quality of presentations from management;
•
improving the quality of Board or committee discussions on key matters;
•
maintaining an effective relationship between the Board and management;
•
identifying how specific issues in the past year could have been handled better;
•
identifying specific issues that should be discussed in the future; and
•
identifying any other matter of importance to Board or committee functioning.

The Board and each committee review the results of the assessments and identify areas of focus for future years and any necessary follow-up actions.

SURMODICS, INC.	16	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, has an active and ongoing role in the management of the risks of our business and considers risks when reviewing the Company’s strategic plan, financial results, corporate development activities, and legal and regulatory matters. The Board satisfies this responsibility through regular reports directly from officers responsible for oversight of particular risks within the Company. The Board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

•
The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. In addition, the Audit Committee oversees the Company’s assessments of, and responses to, cyber security risks. The Audit Committee discusses risk assessment and management topics, as well as the Company’s major financial, business, and cyber risk exposures and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s internal auditors and independent registered public accounting firm.
•
The Organization and Compensation Committee assists the Board of Directors in its oversight of risk relating to the Company’s compensation policies and practices.

Periodically, the Organization and Compensation Committee reviews the Company’s compensation policies, programs and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. In its most recent review, the Organization and Compensation Committee assessed risk factors associated with specific compensation programs, as well as enterprise-level compensation risk factors. The program-specific risk factors assessed included payout potential, payout as a percentage of total compensation, risk of manipulation, overall plan design, and market appropriateness. Enterprise-level risk factors evaluated included the overall compensation mix, consistency between annual and long-term objectives as well as metrics, achievability of performance goals without undue risk-taking, the relationship of long-term awards to the Company’s pay philosophy, stock ownership requirements, the weighting and duration of performance metrics, and the interaction of compensation plans with the Company’s financial performance and strategy. Based on this review, the Organization and Compensation Committee concluded that the Company’s compensation policies, programs and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Board currently separates the offices of Chair of our Board and CEO by appointing an independent, non-executive chair. While we do not have a written policy with respect to separation of these roles, our Board believes that an independent Board chair permits our CEO to focus on managing his day-to-day responsibilities to our Company and facilitates our Board’s independent oversight of our executive officers’ management of strategic direction, operational execution, and business risk, thereby better protecting shareholder value. Ms. Knight serves as our non-executive Board chair. Ms. Knight (a) manages and provides leadership to the Board of Directors; (b) through the Chief Executive Officer, acts as a direct liaison between the Board and the management of the Company; and (c) presides at all meetings of the shareholders and of the Board, including executive sessions of our independent directors.

SURMODICS, INC.	17	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Related Person Transaction Approval Policy

Our Board of Directors has adopted a written policy for transactions with related persons, as defined in Item 404 of SEC Regulation S-K, which sets forth our policies and procedures for the review, approval or ratification of transactions with related persons who are subject to the policy. Our policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant and a related person has a direct or indirect interest. Our policy, however, exempts the following:

•
our payments of compensation to a related person for that person’s service to us in the capacity or capacities that give rise to the person’s status as a “related person”;
•
transactions available to all of our shareholders on the same terms; and
•
transactions that, when aggregated with the amount of all other transactions between the related person and the Company, involve less than $120,000 in a fiscal year.

We consider the following persons to be related persons under the policy:

•
all of our officers and directors;
•
any nominee for director;
•
any immediate family member of any of our directors, nominees for director or executive officers; and
•
any holder of more than 5% of our common stock, or an immediate family member of any such holder.

The Audit Committee of our Board of Directors must approve any related person transaction subject to this policy before commencement of the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a related person transaction:

•
whether the terms are fair to the Company;
•
whether the transaction is material to the Company;
•
the role the related person has played in arranging the related person transaction;
•
the structure of the related person transaction; and
•
the interests of all related persons in the related person transaction.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon the Company and the related person taking any actions that the Audit Committee deems appropriate.

If one of our executive officers becomes aware of a related person transaction that has not previously been approved under the policy:

•
If the transaction is pending or ongoing, it will be submitted to the Audit Committee promptly and the Audit Committee will consider the transaction in light of the standards of approval listed above. Based on this evaluation, the committee will consider all options, including approval, ratification, amendment, denial or termination of the related person transaction.
•
And, if the transaction is completed, the Audit Committee will evaluate the transaction in accordance with the same standards to determine whether to ratify the transaction, or whether rescission of the transaction is appropriate and feasible.

Transactions with Related Persons. Kimberly Brastad is the sister of Teryl L.W. Sides, our Senior Vice President and President, Vascular Interventions, and an executive officer of the Company. We employ Ms. Brastad as our Senior Director, Education and Organizational Development. Her aggregate compensation in fiscal 2024 exceeded $120,000. Ms. Brastad’s fiscal 2024 aggregate compensation was approved by the Audit Committee of the Board.

SURMODICS, INC.	18	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Equity Ownership Guidelines, and Securities Trading, Anti-Hedging and Anti-Pledging Policies

Our Board believes that ownership of significant amounts of our stock by our executive officers and directors will help align their interests with those of our shareholders. To that end, our Board has adopted equity ownership guidelines for our directors and executive officers at the level of vice president or above:

•
five times the annual base salary for our Chief Executive Officer;
•
three times the annual base salary for our other executive officers at the level of vice president or above (other than our CEO); and
•
five times each non-employee director’s annual cash retainer (excluding any additional retainers provided based on role or committee service).

Until the applicable ownership requirement set forth above is attained, (a) executive officers subject to the guidelines (other than the CEO) are required to retain ownership of 50% of the “net shares” (as defined below) received, and (b) our CEO and non-employee directors are required to retain ownership of 75% of the net shares received. Once the applicable ownership requirement has been attained, it must continue to be met following any disposition of “net shares” by a non-employee director and any executive officer subject to the policy. “Net shares” is defined as the number of shares of the Company’s common stock that remain after the exercise of stock options or the vesting of restricted or performance shares less the number of shares that are sold or netted against the award to pay any applicable exercise price, state or federal income taxes, or withholding taxes. Shares that count toward meeting the ownership requirements consist of shares owned outright (directly or indirectly), restricted stock or restricted stock units (whether or not vested), and deferred shares or deferred stock units (whether or not vested). Shares that do not count toward meeting the stock ownership requirements include unexercised stock options. As of September 30, 2024, all of our non-employee directors and all of our executive officers subject to the policy have attained the minimum level of ownership set forth in the guidelines, with the exception of Mr. Weber (who joined our Company in May 2020). We believe that he is continuing to make satisfactory progress towards the minimum level of ownership set forth in the guidelines.

Securities Trading Policy. We have a Securities Trading Policy that governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, which policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.

Anti-Hedging and Anti-Pledging Policies. The Company’s Securities Trading Policy also provides that none of our directors, officers or employees may trade in publicly traded options, puts, calls, or other derivative instruments related to Company securities or purchase financial instruments that are designed to hedge or offset a decrease in the market value of any Company securities. The Securities Trading Policy also provides that no director or executive officer of the Company may hold the Company’s securities in a margin account or pledge the Company’s securities for a loan.

Majority of Independent Directors, and Committees of Independent Directors

The Board of Directors has determined that Mss. Heine and Knight, Mr. Bedoya, and Dr. Dantzker, who constitute all of our current directors other than Mr. Maharaj, are independent directors in accordance with rules of The Nasdaq Stock Market since none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Maharaj is not considered independent under the applicable rules of The Nasdaq Stock Market because he serves as an executive officer of the Company.

Each member of the Company’s Audit Committee, Organization and Compensation Committee, and Corporate Governance and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with the applicable rules of The Nasdaq Stock Market.

SURMODICS, INC.	19	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Committee and Board Meetings

The Company’s Board of Directors has three standing committees: the Audit Committee, the Organization and Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee is composed entirely of independent directors, as currently required under the SEC’s rules and regulations and the Nasdaq listing standards, and each committee is governed by a written charter approved by the Board. These charters form an integral part of our corporate governance policies, and a copy of each charter is available on our website at www.surmodics.com under the caption Investors/Corporate Governance. Ms. Knight, our Board Chair, is a member of our Audit Committee and an ex-officio member of the Organization and Compensation Committee, and Corporate Governance and Nominating Committee, attending and participating at the meetings of those committees. During fiscal 2024, the Board of Directors held 17 meetings and the standing committees had the number of meetings noted below. Each current director attended (in person or electronically) more than 75% of the total number of meetings of the Board and of the committee(s) on which he or she served in fiscal year 2024. The principal functions of our standing committees are described below.

Audit Committee Members: Susan E. Knight (Chair) David R. Dantzker, M.D. Lisa W. Heine Meetings held in fiscal 2024: 5

The Audit Committee is responsible for reviewing the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditor, oversight of the Company’s related person transaction policy, and the performance of the Company’s internal audit function and its accounting and reporting processes. The Board of Directors and the Audit Committee believe that the Audit Committee’s composition satisfies the rules of The Nasdaq Stock Market that govern audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by the rules of The Nasdaq Stock Market. Additionally, the Board of Directors has determined that Susan E. Knight qualifies as an “audit committee financial expert” under federal securities laws.

Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors in order to ensure that the provision of such services does not impair the auditor’s independence. The Audit Committee also has a pre-approval policy which requires that unless a particular service to be performed by the Company’s independent auditors has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. In addition, the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Organization and Compensation Committee Members: David R. Dantzker, M.D. (Chair) José H. Bedoya Lisa W. Heine Meetings held in fiscal 2024: 5

The Organization and Compensation Committee is responsible for matters relating to executive compensation, organizational planning, succession planning at the executive level, key employee compensation programs, director compensation, and corporate culture programs. The Organization and Compensation Committee also administers the Company’s Policy on Recovery of Erroneously Awarded Compensation.

Under the terms of its charter, the Organization and Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Committee. The Committee engaged Pay Governance LLC, an independent compensation consulting firm, to advise it on matters related to executive and director compensation. A description of the Committee’s use of the independent compensation consultant is set forth in “Compensation Discussion and Analysis — Establishing Executive Compensation — Independent Compensation Consultant.” In connection with their engagement, the Committee determined that Pay Governance was independent, taking into consideration the factors required by the Nasdaq listing standards and applicable SEC rules.

SURMODICS, INC.	20	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee; Procedures and Policy Members: José H. Bedoya (Chair) David R. Dantzker, M.D. Lisa W. Heine Meetings held in fiscal 2024: 6

The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election to the Board, recommending to the Board corporate governance guidelines applicable to the Company, and leading the Board and its committees in their annual performance review process.

The Corporate Governance and Nominating Committee will consider candidates recommended from a variety of sources, including nominees recommended by the Board, management, shareholders, and others. Moreover, while we do not have a formal diversity policy, to ensure that the Board benefits from diverse perspectives, the Committee seeks qualified nominees from a variety of backgrounds, including candidates of gender and ethnic diversity. Four of the Board’s six directors are diverse — two women and two individuals with diverse ethnic backgrounds. Moreover, our directors have diverse business and professional backgrounds, including experience in academic administration, public company, and private company settings. In general, the Corporate Governance and Nominating Committee considers the following factors and qualifications in determining the composition of the Board:

• the appropriate size and the diversity of the Company’s Board of Directors;

• the needs of the Board with respect to the particular talents and experience of its directors;

• the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates; business, finance, management or public service, in light of prevailing business conditions; and the knowledge, skills and experience already possessed by other members of the Board;

• familiarity with domestic and international business matters;

• age, legal and regulatory requirements;

• experience with accounting rules and practices;

• appreciation of the relationship of the Company’s business to the changing needs of society; and

• the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Corporate Governance and Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. A shareholder wishing to recommend a candidate for consideration by our Board of Directors, rather than nominating an individual for election, should send their recommendation in writing to the address specified under “Procedures for Shareholder Communications to Directors” below.

Under the Company’s bylaws, a shareholder who intends to present director nominees at an annual meeting of shareholders must provide a written nomination to the Corporate Secretary at the address set forth below. Notice of a nomination must include:

with respect to the shareholder:

• name, address, the class and number of shares such shareholder owns;

SURMODICS, INC.	21	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Corporate Governance and Nominating Committee; Procedures and Policy (Continued)

with respect to the nominee:

• name, age, business address and residence address;

• current principal occupation;

• five-year employment history with employer names and a description of the employer’s business;

• the number of shares beneficially owned by the nominee;

• whether such nominee can read and understand basic financial statements; and

• membership on other boards of directors, if any.

The nomination must be accompanied by a written consent of the nominee to stand for election and to serve if elected by the shareholders, as well as any other information required by applicable law and by the Company. The Company may require any nominee to furnish additional information that may be needed to determine the qualifications of the nominee. Such notice of nomination must be submitted to the Corporate Secretary no later than ninety (90) days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders. In addition, to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than sixty (60) days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders.

The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than three boards of directors of public companies. The Corporate Governance and Nominating Committee may modify these minimum qualifications from time to time.

The Guidelines state that a director shall offer to retire from the Board effective at the conclusion of the Annual Meeting following his or her seventy-second birthday. The Corporate Governance and Nominating Committee reviews the appropriateness of such director’s continuation on the Board, and recommends to the Board whether, in light of all the circumstances, the Board should accept such proposed retirement. Under this policy, Dr. Dantzker, who attained the age of seventy-two during fiscal 2015, offered to retire at the conclusion of the Company’s 2016 annual meeting. The Board, based upon the recommendation of the Corporate Governance and Nominating Committee, determined it appropriate for Dr. Dantzker to continue his service on the Board and also to nominate Dr. Dantzker for reelection to the Board at the Company’s 2024 Annual Meeting. Mr. Dantzker was reelected at the Company’s 2024 Annual Meeting, and his current term expires at the conclusion of the Company’s 2027 annual meeting.

It is also the policy of the Board that every director should notify the Chair of his or her retirement, of any change in employer, and of any other significant change in the director’s principal professional occupation, and in connection with any such change, offer to submit his or her resignation from the Board for consideration by the Corporate Governance and Nominating Committee. The Board, upon recommendation from the Corporate Governance and Nominating Committee, then may consider the continued appropriateness of board membership of such director under the new circumstances and the action, if any, to be taken with respect to the offer to submit his or her resignation.

SURMODICS, INC.	22	2025 PROXY STATEMENT

CORPORATE GOVERNANCE

Procedures for Shareholder Communications to Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary

Attention: Board of Directors

Surmodics, Inc.

9924 West 74th Street

Eden Prairie, MN 55344-3523

Director Annual Meeting Attendance Policy

The Chair of the Board is expected to attend annual meetings of shareholders and relay relevant shareholder communication to the remainder of the Board. Chair Knight attended the last annual meeting of shareholders, which was held on February 8, 2024.

The Board does not have a formal policy regarding directors’ attendance at the Company’s annual meetings of shareholders. All directors attended the last annual meeting of shareholders.

SURMODICS, INC.	23	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our Organization and Compensation Committee, or the “Committee”, reviews and approves our executive compensation programs. The following discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to our executive officers, including our named executive officers (“NEOs”), during fiscal 2024. Our NEOs are determined in accordance with SEC rules. For fiscal 2024, our NEOs were:

NEO	Title
Gary R. Maharaj	President and Chief Executive Officer
Timothy J. Arens	Senior Vice President of Finance and Information Technology and Chief Financial Officer
Charles W. Olson	Senior Vice President and President, Medical Device Coatings
Teryl L.W. Sides	Senior Vice President and President, Vascular Interventions
Gordon S. Weber	Senior Vice President of Legal, General Counsel and Secretary

Executive Summary

The Committee believes our executive compensation programs reflect a strong pay-for-performance philosophy and are well-aligned with the short- and long-term interests of shareholders.

Fiscal 2024 Performance Highlights. We believe that our executive compensation programs are aligned with our performance and the objectives of our compensation philosophy (discussed below), as highlighted by the following factors:

•
On May 29, 2024, we announced our entry into the Merger Agreement. The $43.00 per-share acquisition price payable if the Merger closes represents a 41.1% premium to our 30-trading day volume-weighted average closing price through May 28, 2024.
•
Overall, we were pleased with our fiscal 2024 performance in light of the incremental efforts required related to the Merger. We believe that our performance prior to the announcement of the Merger Agreement positioned us well for favorable terms in the Merger Agreement, and that our performance after the announcement of the Merger Agreement preserved the value of our assets and our current business opportunities.
•
Our fiscal 2024 revenue performance continued to be robust. Revenue for fiscal 2024 was $126.1 million, a $6.5 million, or 5%, decrease from fiscal 2023 revenue, which included $25.0 million of license fee revenue related to our SurVeil™ drug-coated balloon (“DCB”).
•
During fiscal 2024, we also made significant progress on our strategic initiatives, including:
✓
On October 31, 2023, we announced the launch of our Preside™ medical device coating technology providing industry-leading lubricity and durability to a broader range of complex device applications.
✓
On November 16, 2023, we announced that 36-month data from our TRANSCEND clinical trial of our SurVeil DCB was presented at the Symposium on Vascular and Endovascular Issues (“VEITHsymposium”) in New York, NY, with the SurVeil DCB demonstrating sustained durability of the trial’s safety and efficacy endpoints.
✓
On November 16, 2023, we also announced that 24-month data from our SWING trial, a first-in-human study of our Sundance™ Sirolimus DCB, was presented at the VEITHsymposium, with a per protocol analysis demonstrating that primary patency was maintained in the target lesion in 71% of patients at 24-months, with an excellent safety profile.
✓
On January 22, 2024, we announced the successful early clinical use of our Pounce™ LP (Low Profile) Thrombectomy System, designed to address a critical, unmet need by facilitating removal of thrombi and emboli below the knee.

SURMODICS, INC.	24	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

✓
On May 1, 2024, we announced the commercial launch of our Pounce Venous Thrombectomy System, which is designed to remove mixed-morphology, wall-adherent peripheral venous clot in a single treatment session while minimizing the need for thrombolytics.
✓
On May 1, 2024, we also announced the commercial launch of our Pounce LP Thrombectomy System.
✓
On June 10, 2024, we announced we had been awarded a group purchasing agreement for thrombectomy products with Premier, Inc., which is expected to expand the national market reach of our endovascular thrombectomy solutions.
✓
On October 1, 2024, we announced the receipt of U.S. Food and Drug Administration (“FDA”) 510(k) clearance for our Pounce XL Thrombectomy System, which will allow for clot removal in larger peripheral arteries (5.5 mm to 10 mm in diameter).

For a more detailed discussion of our fiscal 2024 results, please refer to the financial statements for the fiscal year ended September 30, 2024 included in our Annual Report.

Fiscal 2024 Executive Compensation Highlights. Highlights of our fiscal 2024 executive compensation program include the following:

•
Pay-for-Performance. A substantial portion of the compensation for each of our NEOs is tied to Company performance against objectives set by the Committee. As a group, approximately 74% of the target total compensation for our NEOs (base salary, target annual incentive and long-term equity awards based on grant date fair value) is provided in the form of variable, at-risk compensation.
•
Fiscal 2024 Annual Incentive Plan. We established rigorous financial and strategic objectives tied to the annual operating plan approved by the Company’s Board of Directors. Based on our performance relative to those objectives, the aggregate payout under the incentive plan for fiscal 2024 was approximately 126.3% for the NEOs, other than one NEO with business unit objectives, whose payout was approximately 128.9%.
•
Equity Incentive Awards. The long-term incentive compensation for our executive officers in fiscal 2024 was provided in the form of stock options and restricted shares. At the time of grant, the Committee determined that this mix was appropriate in light of the then-current stage of our vascular intervention products strategy and the alignment provided by these awards with the long-term nature of the decisions that were being made in connection with that strategy.
•
Market-based Approach to Establishing Compensation. As a helpful reference point in making executive compensation decisions, the Committee utilizes market data from an appropriate and relevant group of peer companies. For fiscal 2024, the peer group consisted of 16 companies of comparable size (revenue, number of employees, and market capitalization) and business profile (generally medical device and equipment manufacturers and suppliers).
•
Shareholder Advisory Vote on Executive Compensation. At our annual meeting of shareholders held in February 2024, we held an advisory vote on executive compensation. Approximately 94% of our shareholders that voted on this proposal approved the compensation of our NEOs as disclosed in the proxy statement for that meeting. The Committee reviewed these final vote results and determined that, given the level of support, no material changes to our executive compensation policies and programs were necessary as a result of the advisory vote on executive compensation.

SURMODICS, INC.	25	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Governance Highlights. We believe that the following executive compensation-related practices, which were in effect during fiscal 2024, serve our shareholders’ interests:

What We Do		What We Don’t Do
Maintain an executive compensation program designed to align pay with performance	✘	No tax gross-ups or single-trigger equity acceleration upon a change of control
Structure a substantial portion of pay opportunities in the form of “at-risk” performance-based compensation	✘	No excessive perquisites
Conduct an annual say-on-pay vote	✘	No guaranteed bonuses
Maintain a Policy on Recovery of Erroneously Awarded Compensation	✘	No backdating or repricing of stock options
Utilize robust stock ownership guidelines for executive officers and directors	✘	No supplemental executive retirement plans
Have double-trigger change of control severance arrangements	✘	No hedging and pledging transactions by directors or executive officers
Retain an independent compensation consultant
Periodically conduct a compensation risk review

Compensation Philosophy and Objectives

Our compensation philosophy is performance-based and focuses on aligning the financial interests of our executive officers with those of our shareholders. Generally, this is accomplished by placing a substantial portion of our executive officers’ total compensation “at risk”, while providing overall compensation opportunities that are comparable to market levels. We provide our executive officers with a total compensation opportunity, including cash and equity elements, at levels competitive with those provided by comparable companies and within the middle range of comparative pay at peer companies when the Company achieves the targeted performance levels. Together, these elements provide a balanced focus on both short- and long-term goals, while reinforcing our pay-for-performance philosophy. Specifically, our executive compensation programs are designed to:

•
attract, retain and motivate experienced and well-qualified executive officers who will enhance the Company’s operating and financial performance;
•
provide an overall compensation opportunity that rewards individual and corporate performance based on Company objectives that, if achieved, have the potential to enhance shareholder value; and
•
encourage executive stock ownership, through our equity ownership guidelines, to link a meaningful portion of compensation to the value of Surmodics common stock.

SURMODICS, INC.	26	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Significant At-Risk Compensation. The charts below illustrate the fiscal 2024 target total compensation pay mix, which consisted of base salary, target incentive opportunity under the fiscal 2024 cash incentive plan, and fiscal 2024 long-term incentive awards (based on grant date fair value) for the Chief Executive Officer and other NEOs. As illustrated below, approximately 82% of our Chief Executive Officer’s and 69% of our other NEOs’ compensation was variable and at-risk.

(1)
Base salary as presented above includes matching contributions made by the Company under our 401(k) Plan and amounts received under other benefit plans generally available to all employees.

A key aspect of the design of our annual incentive plan is the requirement that, in order for incentive compensation to be paid, our actual performance must achieve at least the threshold level of performance established for the applicable objectives. In years where our actual performance does not achieve the threshold level for the applicable objectives, no cash incentive compensation is paid. We believe this design reinforces our pay-for-performance philosophy. The table below provides the payouts as a percentage of target to our NEOs under our annual incentive plan for each of our past five fiscal years.

Annual Incentive Plans

Fiscal Year	Payout

2024	126.3%	(1)
2023	131.5%	(1)
2022	94.0%	(1)
2021	150.0%
2020	121.4%

(1)
The financial objectives under the fiscal 2024, 2023 and 2022 plans for Mr. Olson also included a business unit objective, and therefore his payout differed from the other NEOs and was approximately 128.9%, 140.8% and 96.8%, respectively.

A description of our fiscal 2024 annual incentive plan is provided below under the heading “Cash Incentive Compensation.”

Establishing Executive Compensation

The Committee evaluates our executive compensation programs annually and considers a number of factors when determining the compensation for the Company’s executive officers. In particular, the Committee considers the executive’s experience and qualifications, the scope of the executive’s responsibilities and ability to influence our performance, the competitiveness of the Company’s executive compensation programs, individual performance, and the executive’s current and historical compensation levels. The Committee receives input from our Chief Executive Officer concerning each other officer’s individual performance. Additionally, to assist in its review of executive compensation, the Committee has retained an independent compensation consultant.

SURMODICS, INC.	27	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant. Since May 2016, the Committee has engaged Pay Governance LLC (the “Independent Consultant”), an independent compensation consulting firm, to provide consulting services on matters related to executive compensation, including consultation regarding (i) the competitiveness of our executive compensation programs relative to market practices and peer group data, (ii) the design and structure of our short- and long-term incentive programs, (iii) management recommended levels of compensation for NEOs other than the CEO, and (iv) consultation regarding proxy statement preparation and other executive compensation services as requested by the Committee. During its engagement, the Independent Consultant attended all of the regularly-scheduled meetings of the Committee, reported directly to the Committee, and, as necessary, communicated directly with the Committee without management present.

Executive Compensation Peer Companies and Competitive Market. The Committee assesses the competitiveness of our executive compensation programs relative to market practices and peer group data. It does not, however, base its decisions solely on such data. For fiscal 2024, the Committee selected the companies that constitute the peer group of companies (the “Peer Group”) after discussing various recommendations from the Independent Consultant. The Peer Group was selected using criteria designed to identify companies that reflect our size (measured by revenue, number of employees, and market capitalization) and business profile (generally medical device and equipment manufacturers and suppliers). Based on these criteria, the Committee approved the following Peer Group:

Anika Therapeutics Inc. (ANIK)	Cerus Corporation (CERS)	OraSure Technologies, Inc. (OSUR)
AtriCure, Inc. (ATRC)	Conformis, Inc. (CFMS)	Pulmonx Corporation (LUNG)
Atrion Corp. (ATRI)	Cutera, Inc. (CUTR)	SI-BONE, Inc. (SIBN)
Artivion Inc. (AORT)	LeMaitre Vascular, Inc. (LMAT)	Tactile Systems Technology, Inc. (TCMD)
AxoGen, Inc. (AXGN)	NeuroPace, Inc. (NPCE)	Xtant Medical Holdings, Inc. (XTNT)
Cardiovascular Systems Inc. (CSII)

With the assistance of the Independent Consultant, the Committee uses data from the Peer Group to establish a competitive market range (+/- 15% of the market 50th percentile) within which individual pay can be positioned. The Independent Consultant presents to the Committee an analysis that identifies the competitive market median range for each NEO based on their respective, or substantially similar, positions at companies within the Peer Group. In cases where the data from the Peer Group was unavailable or insufficient, a competitive market median range was derived from survey data reflecting companies of comparative size and business profile. Additionally, for certain of our NEOs, the competitive market position was adjusted to account for individual factors, such as scope of responsibility.

Role of Executive Officers. Our executive officers have no role in recommending or setting their own compensation. Our Chief Executive Officer makes recommendations for compensation for his direct reports (including base salary and target incentive levels) and provides input on their performance. He also provides input regarding financial and operating goals and metrics. Our Chief Financial Officer certifies the actual financial results used to determine the payouts for our annual incentive plan. The Committee considers, discusses, modifies as appropriate, and takes action on the management recommendations that are presented for review.

SURMODICS, INC.	28	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Components

The principal components of our executive compensation programs for fiscal 2024 consisted of annual cash compensation and long-term incentive compensation, and are generally shown in the diagram below. We also provide our executive officers with change of control benefits and offer them participation in our 401(k) plan, health and welfare insurance programs, flexible spending accounts and certain other benefits available generally to all full-time employees.

Category	Element	Description
Cash-based Compensation	Base Salary	• Base wage. • Provides a minimum, fixed level of cash compensation.
	Annual Incentive	• Annual cash incentive award based on corporate performance. • Motivates achievement of annual business operating plan goals.
Long-term Incentives	Stock Options	• Further aligns the interest of executives with those of shareholders. • Longer term incentive compensation based on corporate performance. • Underscores our “pay-for-performance” philosophy.
	Restricted Shares	
Other Benefits	Change of Control	• Ensure impartiality and objectivity in the event of a change-in-control situation to protect shareholder interests. • No gross-ups for excise taxes. • “Double trigger” required for benefits.

Annual Cash Compensation

Annual cash compensation includes base salary and compensation available under our annual incentive plan. All of our cash compensation represents short-term compensation that is earned within a single fiscal year and paid in that fiscal year or shortly thereafter.

Base Salary. Base salaries provide a level of cash compensation to each executive intended to provide stability and reduce the incentive for excessive risk-taking. The Committee generally sets base salaries within a competitive range (i.e., +/- 15% of the market 50th percentile) of base salary levels for executives in comparable positions within the Peer Group. The range allows for pay decisions to take into account individual factors such as performance, potential, expertise, and experience. At the beginning of fiscal 2024, the Independent Consultant presented to the Committee an analysis that identified the median base salary ranges for each of our NEOs compared to their respective, or substantially similar, positions in the Peer Group. At the same time, management recommended that to conserve cash, no base salary increases be given to any of our NEOs. Based on the analysis presented by the Independent Consultant and management’s recommendation, the base salary amount for each of our NEOs was not changed between fiscal 2023 and fiscal 2024.

SURMODICS, INC.	29	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the annual base salaries for each of our NEOs for each of the past two fiscal years:

	Base Salary
Executive	Fiscal 2023 ($)(1)	Fiscal 2024 ($)(1)	Percent Increase

Gary R. Maharaj	645,000	645,000	—
Timothy J. Arens	385,100	385,100	—
Charles W. Olson	360,600	360,600	—
Teryl L.W. Sides	445,100	445,100	—
Gordon S. Weber	360,600	360,600	—

(1)
Any changes in base salary typically become effective on January 1 of each year. As a result, the amount of salary actually received in any fiscal year may differ from the annual base salary amount shown above. The amount of base salary actually received during fiscal 2023 and fiscal 2024 is shown in the Summary Compensation Table below.

Cash Incentive Compensation. Cash incentive compensation for all of our employees, including our NEOs, was provided through a cash-based annual incentive plan. The annual incentive plan is designed to motivate our employees, including our executive officers, to achieve both short- and long-term goals that have the potential to significantly enhance shareholder value.

Target Incentive Opportunity. Consistent with our compensation philosophy and objectives, the Committee generally sets the target incentive opportunity within the median range for annual cash incentive target pay for our Peer Group. For fiscal 2024, based on its review of the market data, and consistent with fiscal 2023, the Committee established a target incentive opportunity of 80% of base salary for our Chief Executive Officer and 50% of base salary for our other NEOs. The following table shows the fiscal 2024 target incentive opportunity for each of our NEOs:

	Target Incentive Opportunity

Executive	Percent (%)	Amount ($)(1)

Gary R. Maharaj	80	516,000
Timothy J. Arens	50	192,550
Charles W. Olson	50	180,300
Teryl L.W. Sides	50	222,550
Gordon S. Weber	50	180,300

(1)
Amounts shown as calculated as a percentage of the base salary approved by the Committee at its first regularly scheduled meeting in fiscal 2024, which meeting occurred in December 2023. The incentive actually earned by each NEO (as shown in the Summary Compensation Table) is based on the base salary actually earned in fiscal 2024.

Fiscal Year 2024 Performance Objectives. Performance under the annual incentive plan was based on the achievement of financial objectives (weighted 60%) and strategic objectives (weighted 40%). The financial objective for Messrs. Maharaj, Arens and Weber and Ms. Sides was based entirely on corporate revenue (as described below). The financial objectives for Mr. Olson were a combination of corporate revenue and business unit revenue, weighted equally. The strategic objectives (as described below) reflected our fiscal 2024 corporate priorities. The Committee approved the targets for the financial objectives and the strategic objectives based on the annual operating plan for fiscal 2024 approved by our Board.

The corporate level financial objective was a specified level of corporate revenue. The business unit financial objective for Mr. Olson was a specified level of revenue for our Medical Device business unit, excluding SurVeil DCB license fee revenue and product revenue from our vascular intervention products. The Committee determined that these objectives were appropriate because management, our Board, investors, and analysts that evaluate our performance are primarily focused on revenue. In addition, each executive officer can contribute (directly or indirectly) to revenue achievement.

SURMODICS, INC.	30	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the weighting of the financial objectives and strategic objectives as a percentage of the total incentive opportunity for each of our NEOs:

	Financial Objective

Strategic Objectives	Corporate Revenue	Business Unit Revenue	Strategic Objectives

Gary R. Maharaj	60%	n/a	40%
Timothy J. Arens	60%	n/a	40%
Charles W. Olson	30%	30%	40%
Teryl L.W. Sides	60%	n/a	40%
Gordon S. Weber	60%	n/a	40%

For all of our executive officers, including our Chief Executive Officer, payouts associated with the financial objectives (if any) could range between 50% (at threshold) and 150% (at maximum) of the target opportunity based upon the actual performance against each measure.

The strategic objectives were associated with our revenue growth strategy reflecting separate milestones generally within the following areas:

•
complete at least three customer feasibility studies for use of our Preside hydrophilic coating on products with neurology, coronary, peripheral vasculature, or structural heart applications (constituting 25% of the incentive opportunity associated with the strategic objectives);
•
commercially launch our Pounce venous thrombectomy system (constituting 25% of the incentive opportunity associated with the strategic objectives);
•
achieve the first successful clinical use of our Pounce LP arterial thrombectomy system (constituting 25% of the incentive opportunity associated with the strategic objectives); and
•
commercially launch our Sublime™ microcatheter (constituting 25% of the incentive opportunity associated with the strategic objectives).

In addition, the Committee approved a potential enhancement to the strategic objectives of up to 10% of the target opportunity related to obtaining an agreement for the commercialization of our Sundance DCB. However, the Committee did not increase the overall maximum payout level associated with the strategic objectives in connection with adding the potential enhancement.

The Committee determined that these objectives were appropriate because their achievement would have the potential to advance our vascular intervention products strategy and significantly enhance shareholder value. For all of our executive officers, including our Chief Executive Officer, payouts associated with the strategic objectives could range between 0% (if none of the objectives were achieved) and 150% (if all of the objectives were achieved) of the target incentive opportunity based upon which of the strategic objectives were achieved, their respective target value, and the timing of completion relative to a specified target completion date.

While the maximum payout for both the financial objectives and the strategic objectives was 150% of the target opportunity, the aggregate payouts available under the plan for both the financial objectives and the strategic objectives could not exceed 125% of the target opportunity unless at least the threshold level of corporate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of ($0.3) million was achieved, which it was.

Actual Performance. At the Committee’s December 2024 meeting, the Committee confirmed the Company’s performance against the financial objectives and the strategic objectives. The achievement percentage associated with the financial objectives was determined by interpolating actual performance within the applicable performance range. The achievement percentage associated with the strategic objectives was determined by multiplying a target value for each milestone by a performance factor based on exceeded, full, partial or no achievement of the milestone relative to a specified target completion date.

SURMODICS, INC.	31	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Based on the Company’s performance, the Committee determined the payouts associated with the corporate financial objective, business unit financial objective, and strategic objectives as follows (all dollar values are in millions):

Corporate Financial Objective	Threshold ($)	Target ($)	Maximum ($)	Actual Performance ($)	Achievement (%)

Corporate Revenue	115.1	121.1	130.2	126.1	127

Business Unit Financial Objective	Threshold ($)	Target ($)	Maximum ($)	Actual Performance ($)	Achievement (%)

Medical Device Revenue (1)	69.1	72.7	78.2	76.6	136

(1)
Represents total revenue for our Medical Device segment, excluding SurVeil DCB license fee revenue and product revenue from our vascular intervention products.

Strategic Objectives	Weighting (% of Target)	Actual Performance (% Achieved)		Achievement (% of Target)	x

Complete Preside hydrophilic coating customer feasibility studies	25.0	Exceeded Achievement	150	37.5
Commercial launch of Pounce venous thrombectomy system	25.0	Met Achievement	100	25.0
First successful clinical use of Pounce LP arterial thrombectomy system	25.0	Exceeded Achievement	150	37.5
Commercial launch of Sublime microcatheter	25.0	Met Achievement	100	25.0
Enter into a commercialization agreement for the Sundance DCB(1)	10.0 Enhancement	No Achievement	—	—
		Combined Achievement:		125

(1)
This objective represents a potential enhancement to our other strategic objectives that could have increased the total achievement level of those strategic objectives, but not above 150% of target.

The overall achievement percentage for each executive was determined by adding the products of the assigned weighting and actual achievement percentage for each component. Using this methodology, the Committee approved the following overall achievement percentages:

	Corporate Financial Objective		Business Unit Financial Objective		Strategic Objectives		Overall

	Weight (%)	Achievement (%)	Weight (%)	Achievement (%)	Weight (%)	Achievement (%)	Achievement (%)

Gary R. Maharaj	60	127	n/a	n/a	40	125	126
Timothy J. Arens	60	127	n/a	n/a	40	125	126
Charles W. Olson	30	127	30	136	40	125	129
Teryl L.W. Sides	60	127	n/a	n/a	40	125	126
Gordon S. Weber	60	127	n/a	n/a	40	125	126

The actual incentive payouts were determined by multiplying the named executive officer’s eligible earnings by his or her target incentive opportunity, and then by the overall achievement percentage. The following table summarizes the compensation earned by our NEOs under the plan:

Executive	Target Payout (%)	Overall Achievement (%)	Actual Payout (%)	Actual Payout ($)

Gary R. Maharaj	80	126	101	654,215
Timothy J. Arens	50	126	63	244,130
Charles W. Olson	50	129	64	233,301
Teryl L.W. Sides	50	126	63	282,182
Gordon S. Weber	50	126	63	228,595

SURMODICS, INC.	32	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Adjustments for Significant Events

The Company’s performance-based compensation plans require that when special events (such as, significant one-time revenue events, charges for expenses, acquisitions, divestitures, capital gains, or other adjustments) significantly impact operating results, this impact will be reviewed and evaluated by the Committee in determining the level of achievement of the corporate performance objectives. Committee review is required if the impact represents an amount that is five percent or greater of the Company’s prior year results for the corporate performance objectives. This provision benefits shareholders by allowing management to make decisions of material strategic importance without undue concern for impact on compensation. These adjustments can have both a positive and negative impact on award payouts. There were no adjustments for significant events for fiscal 2024.

Long-Term Incentive Compensation

Long-term incentive (“LTI”) compensation provides our executive officers with financial rewards based on the long-term performance of the Company. The Committee believes that this form of compensation promotes long-term retention and aligns the interests of our executive officers with those of our shareholders through stock ownership. Our LTI compensation consists of:

•
Stock Options. Stock options provide value only when the price of our company’s stock appreciates over the grant price. The number of shares subject to the stock option is determined by dividing the target value of the award by the grant date fair value of the award estimated using the Black-Scholes valuation model. All stock options granted to our NEOs have an exercise price that is equal to the closing market price of our common stock on the date of grant, a seven-year term, and unless otherwise noted, vest in equal increments of 25% per year beginning on the first anniversary of the date of grant.
•
Restricted Shares. Restricted shares are shares that are subject to forfeiture if certain time-based restrictions are not met. Unless otherwise noted, all restricted shares granted to our NEOs vest ratably over a three-year period beginning on the first anniversary of the date of grant. The number of shares subject to the award is determined by dividing the target value by the closing market price of our common stock on the date of grant.

The Committee selects the type and mix of equity awards to be provided to our executive officers based on its assessment of the advantages provided by each award. The Committee also considers the forms and amounts of outstanding equity awards held by our NEOs, the financial accounting and tax treatment on our company, and the tax treatment to our NEOs, in determining the form and amount of equity compensation to award.

Using the same analytical approach described for annual base salary and short-term incentives, the Independent Consultant identifies a competitive market range for long-term incentive target pay for the CEO and each NEO. Target LTI is expressed as a dollar value from which the underlying shares subject to the LTI award are determined based on the grant date fair value (i.e., Black-Scholes, in the case of stock options, and closing market price on the grant date, in the case of restricted shares). The Committee considered the data from the Peer Group as a market check when setting the target long-term incentive opportunity, but it does not base its decision solely on such data. In addition to such data, the target long-term incentive opportunity for the annual grant to our executives (other than the CEO) was established based on each executive’s potential contribution (directly or indirectly) to the achievement of our long-term objectives.

Fiscal 2024 LTI Compensation. In fiscal 2024, the long-term incentive compensation for our executive officers was provided in the form of stock options (constituting 60% of the target value) and restricted shares (constituting 40% of the target value). The Committee believed, at the time the awards were made, that these awards aligned management’s interests with the long-term nature of the strategic decisions that were being made in connection with our vascular intervention products strategy, and would, as a result, enhance our ability to retain our executive management team as we executed that strategy.

SURMODICS, INC.	33	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the target values of each fiscal 2024 LTI component provided to our NEOs:

Executive	Stock Options ($)(1)	Restricted Shares ($)(2)	Total Target LTI ($)

Gary R. Maharaj	1,410,000	940,000	2,350,000
Timothy J. Arens	420,000	280,000	700,000
Charles W. Olson	318,000	212,000	530,000
Teryl L.W. Sides	468,000	312,000	780,000
Gordon S. Weber	330,000	220,000	550,000

(1)
Represents the grant date fair value of the stock options (as estimated using the Black-Scholes option pricing model) awarded to each executive officer.
(2)
Represents the grant date fair value of the restricted shares awarded to each executive officer.

Policy on Recovery of Erroneously Awarded Compensation

Pursuant to applicable rules of the SEC and The Nasdaq Stock Market, we have a Policy on Recovery of Erroneously Awarded Compensation (the “Policy”) regarding the recovery of erroneously awarded incentive compensation in certain circumstances from covered executives, which includes all our NEOs. The Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. Under the Policy, if the Company is required to make an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, the Committee will determine if there was an excess in the amount of incentive-based compensation received by each covered executive during the three completed fiscal years immediately preceding the restatement date over the amount of incentive-based compensation that the covered executive otherwise would have received had it been determined based on the restated amounts. The Committee will provide the covered executives with written notice of the amount of such erroneously awarded compensation and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Company will recover erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by The Nasdaq Stock Market. The Company may not indemnify any covered executive against the loss of any erroneously awarded compensation under the Policy, nor may it pay or reimburse a covered executive for any insurance premiums on any insurance policy obtained by the covered executive to protect against the forfeiture or recovery of any compensation pursuant to the Policy.

Change of Control Agreements

Compensation in a change of control situation is designed (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control, and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. We believe shareholders will be best served if the interests of our executive officers are aligned with those of our shareholders. Consistent with these principles, we provided each of our executive officers with change-of-control benefits so that our executive officers can focus on our business without the distraction of searching for new employment. None of the agreements providing these benefits require the Company to make excise tax gross-up payments upon a change of control. Moreover, the Committee has determined that it does not intend to enter into any agreements or arrangements that will require the Company to make excise tax gross-up payments to any person.

The Company has entered into agreements with our NEOs providing each of them with certain benefits payable if the Company undergoes a change of control (as defined in the agreements; the completion of the Merger will constitute a change in control under the agreements) and certain terminations occur. The term of these agreements extends until the twelve-month anniversary of the date on which a change of control occurs. Each agreement will automatically terminate and the executive will not be entitled to any of the compensation and benefits described in the agreement if, prior to a change of control occurring, the executive’s employment with the Company terminates for any reason or no reason, or if the executive no longer serves as an executive officer of the Company. No benefits are payable to an executive officer under the agreement unless both a change of control occurs, and the executive’s employment is terminated within 12 months after a change of control by the Company without cause, or by the executive for good reason. Absent a “change of control”, the agreements do not require the Company to retain the executives or to pay them any specified level of compensation or benefits.

SURMODICS, INC.	34	2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our change of control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation and Other Information.”

Other Compensation

We provide our executive officers with the same benefits as our other full-time employees, including medical and insurance benefits and a 401(k) retirement plan.

Committee Consideration of the Company’s 2024 Shareholder Vote on Executive Compensation

When setting compensation, and in determining compensation policies, the Committee took into account the results of the shareholder advisory vote on executive compensation that took place in February 2024. In those votes, which were advisory and not binding, approximately 94% of our shareholders voting on this matter approved the compensation of our NEOs as disclosed in the proxy statement for the 2024 annual meeting of shareholders. The Committee believes that our executive compensation program has been tailored to our company’s business strategies, aligns pay with performance and reflects many best practices regarding executive compensation. The Committee will continue to consider shareholder sentiments about our core principles and objectives when determining executive compensation.

SURMODICS, INC.	35	2025 PROXY STATEMENT

ORGANIZATION AND COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the fiscal year ended September 30, 2024 with management. Based on the foregoing reviews and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the proxy statement for the 2025 Annual Meeting of Shareholders to be held on February 6, 2025.

Members of the Organization and

Compensation Committee:

David R. Dantzker, M.D. (chair)

José H. Bedoya

Lisa W. Heine

SURMODICS, INC.	36	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table shows the compensation awarded to, earned by, or paid to our NEOs during the last three fiscal years. Refer to the section entitled “Compensation Discussion and Analysis” above to understand the elements used in setting the compensation for our NEOs.

Executive and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)

Gary R. Maharaj	2024	647,481	940,000	1,410,000	654,215	13,800	3,665,496
President and Chief Executive Officer	2023	640,385	880,000	1,320,000	673,678	13,200	3,527,263
	2022	620,392	800,000	1,200,000	466,535	8,700	3,095,627
Timothy J. Arens	2024	386,588	280,000	420,000	244,130	13,793	1,344,511
Sr. Vice President of Finance and Information	2023	382,518	260,000	390,000	251,506	11,275	1,295,299
Technology and Chief Financial Officer	2022	365,392	200,000	300,000	171,734	8,700	1,045,826
Charles W. Olson	2024	361,987	212,000	318,000	233,301	8,827	1,134,115
Sr. Vice President and President,	2023	358,176	200,000	300,000	252,514	7,780	1,118,470
Medical Device Coatings	2022	347,548	200,000	300,000	168,561	7,010	1,023,119
Teryl L.W. Sides	2024	446,844	312,000	468,000	282,182	12,344	1,521,370
Sr. Vice President and President,	2023	442,140	300,000	450,000	290,707	11,528	1,494,375
Vascular Interventions	2022	411,090	200,000	300,000	193,232	8,700	1,113,022
Gordon S. Weber	2024	361,987	220,000	330,000	228,595	6,113	1,146,695
Sr. Vice President of Legal,	2023	358,176	200,000	300,000	235,501	9,163	1,102,840
General Counsel and Secretary	2022	347,548	200,000	300,000	163,347	8,700	1,019,595

(1)
Reflects base salary earned in each applicable period.
(2)
Reflects the aggregate grant date fair value of options and restricted stock in accordance with ASC 718. The ultimate payout value may be significantly more or less than the amounts shown, and could be zero, depending on the price of our common stock at the end of the restricted period or the expiration of stock options.
(3)
Represents amounts earned under the annual cash incentive plan for each applicable fiscal year, which is discussed in detail in the section entitled “Compensation Discussion and Analysis” above.
(4)
Represents matching contributions made by the Company under our 401(k) Plan and amounts received under other benefit plans generally available to all employees.

SURMODICS, INC.	37	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2024

The following table sets forth certain information concerning plan-based awards earned by or granted to each of our NEOs during fiscal 2024. Refer to the sections of “Compensation Discussion and Analysis” above related to the annual incentive plan and the long-term incentive program to understand how plan-based awards are determined.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units (#)(2)	Options (#)(3)	Awards ($/Sh)	Awards ($)(4)

Gary R. Maharaj		258,000	516,000	774,000	—	—	—	—
	12/04/23	—	—	—	27,942	—	—	940,000
	12/04/23	—	—	—	—	89,127	33.64	1,410,000
Timothy J. Arens		96,275	192,550	288,825	—	—	—	—
	12/04/23	—	—	—	8,323	—	—	280,000
	12/04/23	—	—	—	—	26,548	33.64	420,000
Charles W. Olson		90,150	180,300	270,450	—	—	—	—
	12/04/23	—	—	—	6,302	—	—	212,000
	12/04/23	—	—	—	—	20,101	33.64	318,000
Teryl L.W. Sides		111,275	222,550	333,825	—	—	—	—
	12/04/23	—	—	—	9,274	—	—	312,000
	12/04/23	—	—	—	—	29,582	33.64	468,000
Gordon S. Weber		90,150	180,300	270,450	—	—	—	—
	12/04/23	—	—	—	6,539	—	—	220,000
	12/04/23	—	—	—	—	20,859	33.64	330,000

(1)
Represents the potential cash payments under the Company’s annual incentive plan at threshold, target and maximum performance based upon the base salaries approved by the Committee in December 2023. Under the terms of our annual cash incentive plan, results below the threshold level of performance would receive no award. For a further discussion of these awards, see “Compensation Discussion and Analysis — Annual Cash Compensation — Cash Incentive Compensation.”
(2)
Represents the number of restricted shares granted to each NEO as a component of such officer’s long-term incentive compensation.
(3)
Represents the number of stock options granted to each NEO as a component of such officer’s long-term incentive compensation. The exercise price of the stock options is equal to the closing price of our common stock on the date of grant.
(4)
Represents the aggregate grant date fair value of restricted stock awards and stock options in accordance with ASC 718.

SURMODICS, INC.	38	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

OUTSTANDING EQUITY AWARDS AT 2024 FISCAL YEAR-END

The table below reflects all equity awards made to each of the NEOs that were outstanding on September 30, 2024.

	Option Awards(1)					Stock Awards(2)
		Number of Securities Underlying		Option			Shares or Units of Stock
	Option	Unexercised Options		Exercise	Option	Award	That Have Not Vested
	Grant	Exercisable	Unexercisable	Price	Expiration	Grant	Number	Market
Executive	Date	(#)	(#)	($)	Date	Date	(#)	Value ($)(3)

Gary R. Maharaj	11/27/18	45,073	—	56.63	11/27/25	—	—	—
	11/25/19	62,674	—	42.00	11/25/26	—	—	—
	11/30/20	55,886	18,629	37.44	11/30/27	—	—	—
	11/30/21	36,675	36,674	43.93	11/30/28	11/30/21	6,070	235,395
	11/30/22	21,167	63,502	36.13	11/30/29	11/30/22	16,237	629,671
	12/04/23	—	89,127	33.64	12/04/30	12/04/23	27,942	1,083,591
Timothy J. Arens	07/17/18	1,341	—	59.10	07/17/25	—	—	—
	11/27/18	10,653	—	56.63	11/27/25	—	—	—
	05/13/19	2,615	—	40.01	05/13/26	—	—	—
	11/25/19	15,668	—	42.00	11/25/26	—	—	—
	11/30/20	13,412	4,471	37.44	11/30/27	—	—	—
	11/30/21	9,169	9,168	43.93	11/30/28	11/30/21	1,517	58,829
	11/30/22	6,254	18,762	36.13	11/30/29	11/30/22	4,797	186,028
	12/04/23	—	26,548	33.64	12/04/30	12/04/23	8,323	322,766
Charles W. Olson	11/27/18	10,653	—	56.63	11/27/25	—	—	—
	11/25/19	13,579	—	42.00	11/25/26	—	—	—
	11/30/20	13,412	4,471	37.44	11/30/27	—	—	—
	11/30/21	9,169	9,168	43.93	11/30/28	11/30/21	1,517	58,829
	11/30/22	4,811	14,432	36.13	11/30/29	11/30/22	3,690	143,098
	12/04/23	—	20,101	33.64	12/04/30	12/04/23	6,302	244,392
Teryl L.W. Sides	11/27/18	17,755	—	56.63	11/27/25	—	—	—
	11/25/19	24,024	—	42.00	11/25/26	—	—	—
	11/30/20	13,412	4,471	37.44	11/30/27	—	—	—
	11/30/21	9,169	9,168	43.93	11/30/28	11/30/21	1,517	58,829
	11/30/22	7,216	21,648	36.13	11/30/29	11/30/22	5,535	214,647
	12/04/23	—	29,582	33.64	12/04/30	12/04/23	9,274	359,646
Gordon S. Weber	05/12/20	11,538	—	36.23	05/12/27	—	—	—
	11/30/20	13,412	4,471	37.44	11/30/27	—	—	—
	11/30/21	9,169	9,168	43.93	11/30/28	11/30/21	1,517	58,829
	11/30/22	4,811	14,432	36.13	11/30/29	11/30/22	3,690	143,098
	12/04/23	—	20,859	33.64	12/04/30	12/04/23	6,539	253,582

(1)
Stock option awards generally become exercisable in four equal increments beginning on the first anniversary of the date of grant, except that the stock option award granted to Ms. Sides on November 25, 2019 becomes exercisable as follows: 3,917 shares on the first anniversary of the award, 12,273 shares on the second anniversary of the award, and 3,917 shares on each of the third and fourth anniversaries of the award.
(2)
Restricted stock awards granted generally vest in three equal installments beginning on the first anniversary of the date of grant.
(3)
The market value of restricted shares that have not vested equals the number of such shares multiplied by $38.78 per share, which was the closing price of the Company’s common stock as listed on The Nasdaq Global Select Market on September 30, 2024, the last trading day of our fiscal year 2024.

SURMODICS, INC.	39	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2024

The table below includes information related to options exercised by each of the NEOs and stock awards that vested during fiscal 2024. The table also includes the value realized for such options and stock awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Gary R. Maharaj	61,017	418,577	19,976	655,612
Timothy J. Arens(3)	19,106	132,629	5,341	175,292
Charles W. Olson	31,288	253,287	4,787	157,109
Teryl L.W. Sides	—	—	5,710	187,402
Gordon S. Weber	—	—	4,787	157,109

(1)
Value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options.
(2)
Value realized on vesting is equal to the market price of the underlying shares at vesting.
(3)
Includes options transferred for value pursuant to a qualified domestic relations order.

POLICIES AND PROCEDURES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS

Equity awards granted to our named executive officers in fiscal 2024 were granted under the 2019 Plan, which authorizes the issuance of equity awards, including stock options, stock appreciation rights, restricted stock awards, stock unit awards and other share-based awards. Equity awards for all executive officers are approved by the Compensation Committee.

The exercise price of stock options is set at fair market value of our common stock on the date of grant, with annual equity awards generally granted by the Compensation Committee on a pre-determined day in November or December of each fiscal year, consistent with our annual compensation cycle. The dates for these grants are typically set a year or more in advance on a fairly consistent cadence year over year.

The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date), and such awards are typically accumulated and granted together at the first regularly scheduled Compensation Committee meeting following the triggering event.

As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and the Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Arrangements with Mr. Maharaj. In connection with his hiring in December 2010, the Company entered into a Severance Agreement with Gary R. Maharaj, our President and Chief Executive Officer. Pursuant to the Severance Agreement, Mr. Maharaj will be eligible for certain severance benefits in the event that his employment is terminated by the Company without cause, or by him for good reason. In particular, in the event his employment is terminated by the Company without cause or by him with good reason, Mr. Maharaj will receive (1) a severance payment equal to twelve months of his then-current annual base salary; and (2) continuation coverage of life, health and dental benefits for up to eighteen months. Further, in the event that Mr. Maharaj’s employment is terminated by the Company without cause and he is unable to secure subsequent employment primarily because of his obligations under the Non-Competition, Invention, Non-Disclosure Agreement, the Company will extend his base salary severance payments (not to exceed twelve additional months) so long as he is able to demonstrate that he is diligently seeking alternate employment.

SURMODICS, INC.	40	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Additionally, pursuant to the Severance Agreement, Mr. Maharaj will be provided with severance benefits in the event his employment with the Company is terminated following a change of control of the Company. If, within twelve months following the occurrence of a change of control, Mr. Maharaj’s employment with the Company is terminated either by the Company without cause, or by him for good reason, then Mr. Maharaj will receive: (1) a severance payment equal to two and one-half times the average cash compensation paid to him during the three most recent taxable years; and (2) continuation coverage of life, health or dental benefits for up to eighteen months. In addition, any unvested portions of Mr. Maharaj’s outstanding options will immediately vest and become exercisable, any remaining forfeiture provisions on his outstanding restricted stock awards will immediately lapse, and the target number of shares subject to his outstanding performance awards will immediately vest and become payable.

Notwithstanding the foregoing, the Merger Agreement provides for the cancellation of all outstanding equity awards and payment of the $43.00 per share merger consideration (or in the case of stock options, the difference between $43.00 and the applicable exercise price) for each share underlying such equity awards, whether vested or unvested, at the effective time of the Merger, regardless of any employment termination.

Arrangements with Other Executives. In addition to the arrangements discussed above with respect to Mr. Maharaj, each of our other NEOs has entered into Change of Control Agreements with the Company. The term of these agreements extends until the twelve-month anniversary of the date on which a change of control occurs. Each agreement will automatically terminate and the executive will not be entitled to any of the compensation and benefits described in the agreement if, prior to a change of control occurring, the executive’s employment with the Company terminates for any reason or no reason, or if the executive no longer serves as an executive officer of the Company. Each executive will be provided with severance benefits in the event his employment with the Company is terminated following a “change of control” (as defined in the agreements) of the Company. If, within twelve months following the occurrence of a change of control, the executive’s employment with the Company is terminated either by the Company without cause, or by the executive for “good reason” (as defined in the agreements), then the executive will receive: (1) a severance payment equal to two times the sum of the executive’s (i) base salary in effect as of the date of the change of control termination, and (ii) an amount equal to the target short-term incentive opportunity for the year in which the change of control termination occurs; and (2) continuation coverage of life, health and dental benefits for up to eighteen months. In addition, any unvested portions of the executive’s outstanding options or stock appreciation rights will immediately vest and become exercisable; any remaining forfeiture provisions associated with his or her outstanding restricted stock awards will immediately lapse; and all shares or units subject to all outstanding performance share awards shall become immediately vested and payable at the applicable target performance objectives. None of the Change of Control Agreements include provisions requiring the Company to make an excise tax gross-up payment. If the severance benefits payable to an executive would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code, such payment shall either be reduced so that it will not constitute an excess parachute payment, or paid in full, depending on which payment would result in the executive receiving the greatest after tax payment. In case of the latter, the executive would be liable for any excise tax owed.

Notwithstanding the foregoing, the Merger Agreement provides for the cancellation of all outstanding equity awards and payment of the $43.00 per share merger consideration (or in the case of stock options, the difference between $43.00 and the applicable exercise price) for each share underlying such equity awards, whether vested or unvested, at the effective time of the Merger, regardless of any employment termination.

Other than with respect to the arrangements described above, and as contained in the tables below, no executive officer has any contractual right to severance or other termination benefits.

SURMODICS, INC.	41	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The table below reflects estimated payments and benefits for our NEOs under the arrangements described above that would be due upon an involuntary termination, assuming a termination date of September 30, 2024.

Name	Severance Amounts ($)(1)	Welfare Benefits ($)(2)	Accelerated Vesting	Total ($)

Gary R. Maharaj	1,290,000	40,093	—	1,330,093
Timothy J. Arens	n/a	n/a	n/a	n/a
Charles W. Olson	n/a	n/a	n/a	n/a
Teryl L.W. Sides	n/a	n/a	n/a	n/a
Gordon S. Weber	n/a	n/a	n/a	n/a

(1)
Represents estimated severance benefits that would be paid following an involuntary termination. For Mr. Maharaj, this amount is equal to two times his base salary at the time of the assumed termination.
(2)
Represents the estimated value of the continuation of coverage under life, health, and dental benefit plans to be provided following an involuntary termination.

The table below reflects estimated payments and benefits for our NEOs under the arrangements described above that would be due following a change of control termination, assuming a termination date of September 30, 2024.

		Accelerated Vesting
Name	Severance Amounts ($)(1)	Stock Options ($)(2)	Stock Awards ($)(3)	Other Benefits ($)(4)	Estimated Tax Gross-Up ($)	Total ($)

Gary R. Maharaj	2,977,230	651,356	1,948,656	40,093	—	5,617,335
Timothy J. Arens	1,155,320	192,167	567,623	44,275	—	1,959,385
Charles W. Olson	1,081,800	147,555	446,319	39,915	—	1,715,589
Teryl L.W. Sides	1,335,396	215,410	633,122	42,502	—	2,226,430
Gordon S. Weber	1,081,800	151,451	455,510	18,123	—	1,706,884

(1)
Represents estimated severance benefits that would be paid following an eligible termination occurring after a change of control. For Mr. Maharaj, this amount is equal to two and one-half times the average cash compensation (i.e., annual salary and cash incentive payments) paid to him during the three most recent taxable years prior to such termination. For all other executives, this amount is equal to two times the sum of the executive’s annual salary and the target annual cash incentive opportunity.
(2)
Represents the value of unvested stock options held by the NEO that would vest as a result of the change of control termination. This value is calculated on the basis of the difference between the exercise price and $38.78 per share, which was the closing price on September 30, 2024, the last trading day of our fiscal year 2024, multiplied by the number of shares in the stock option for which vesting would be accelerated.
(3)
Represents the value of unvested restricted stock awards at $38.78 per share, which was the closing price on September 30, 2024, the last trading day of our fiscal year 2024.
(4)
Represents the estimated value of the continuation of coverage under life, health, and dental benefit plans for up to 18 months.

Merger-Related Payments. In connection with the Merger, the Board adopted a new executive transaction bonus program and approved awards of cash bonuses thereunder (each, a “Transaction Bonus”) to certain of the Company’s officers, including a $75,000 award to each NEO. Each Transaction Bonus is governed by the executive transaction bonus program plan and a bonus agreement and is contingent upon a “change of control” (as defined therein), which would include the Merger. In order to receive a Transaction Bonus, the executive officer must remain continuously employed through the effective date of the Merger. The Transaction Bonuses, if earned, will be payable no later than the first regularly scheduled payroll payment occurring at least one full week after the effective date of the Merger. Under the Merger Agreement, outstanding equity awards held by our NEOs will be treated as follows at the effective time of the Merger:

•
Stock Options: each stock option, whether vested or unvested, will be cancelled with the holder becoming entitled to receive a cash payment, without interest, equal to the product of (1) the excess, if any, of $43.00 over the exercise price per share of our common stock subject to such option multiplied by (2) the number of shares of our common stock subject to such option, net of any taxes withheld; and
•
Restricted Shares: each restricted share will be cancelled with the holder becoming entitled to receive a cash payment, without interest, equal to the product of (1) $43.00 multiplied by (2) the number of shares of our common stock subject to such restricted share at the effective time of the Merger.

SURMODICS, INC.	42	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The table below reflects estimated payments and benefits for our NEOs in connection with the closing of the Merger, in the form of (i) cash severance, assuming employment termination upon the closing of the Merger, (ii) the cash Transaction Bonus payable to the each NEO if he or she remains with the Company through the closing of the Merger, (iii) the payment amounts associated with the cancellation of stock options and restricted shares (based on stock options and restricted shares held as of September 30, 2024) upon the closing the Merger as described above, and (iv) the cost of continued life, medical and dental benefits provided under the applicable agreements, assuming employment termination upon the closing of the Merger. The amounts in the table below reflect assumptions that may or may not actually occur or be accurate on the relevant date, including the effective date of any termination or change in control transaction (including the Merger), and are merely illustrative of the impact of hypothetical events, based on the terms of arrangements then in effect. The amounts that would actually be paid or payable to our NEOs upon an actual termination of employment and/or change in control transaction (including the Merger) will depend on the circumstances and timing of such event and may materially differ from the amounts set forth below.

			Payments for Unvested Equity
Name	Severance Amounts ($)(1)	Transaction Bonus ($)	Stock Options ($)(2)	Stock Awards ($)(3)	Other Benefits ($)(4)	Estimated Tax Gross-Up ($)	Total ($)

Gary R. Maharaj	2,977,230	75,000	1,374,065	2,160,707	40,093	—	6,627,095
Timothy J. Arens	1,155,320	75,000	402,243	629,391	44,275	—	2,306,229
Charles W. Olson	1,081,800	75,000	312,152	494,887	39,915	—	2,003,754
Teryl L.W. Sides	1,335,396	75,000	450,468	702,018	42,502	—	2,605,384
Gordon S. Weber	1,081,800	75,000	319,247	505,078	18,123	—	1,999,248

(1)
Represents estimated severance benefits that would be paid following an eligible termination occurring after a change of control. For Mr. Maharaj, this amount is equal to two and one-half times the average cash compensation (i.e., annual salary and cash incentive payments) paid to him during the three most recent taxable years prior to such termination. For all other executives, this amount is equal to two times the sum of the executive’s annual salary and the target annual cash incentive opportunity.
(2)
Represents the value of stock options held by the NEO as of September 30, 2024 that would be paid out upon the closing of the Merger. This value is calculated on the basis of the difference between the exercise price and $43.00 per share, which is the per share merger consideration.
(3)
Represents the value of restricted stock awards held by the NEO as of September 30, 2024 that would be paid out upon the closing of the Merger, utilizing $43.00 per share, which is the per share merger consideration.
(4)
Represents the estimated value of the continuation of coverage under life, health, and dental benefit plans for up to 18 months.

CEO PAY RATIO

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Gary R. Maharaj, our CEO. For the fiscal year ended September 30, 2024:

•
the annual total compensation of our median employee was $85,880; and
•
the annual total compensation of our CEO, as reported in the Summary Compensation Table of this proxy statement, was $3,665,496.

Based on this information for fiscal year 2024, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 43:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee based on the total cash and equity-based compensation actually paid during fiscal year 2024 to all members of our workforce (including full-time, part-time and temporary employees), other than our CEO, who were employed on September 30, 2024. For purposes of determining the total cash and stock-based compensation actually paid, we included: the amount of base salary the employee received during the year, the amount of any cash incentives paid to the employee in the year, and the grant date fair market value of any equity awards granted during the year. We annualized the pay for any employees who were employed by us for only part of the year and included an annual incentive plan amount at the target payment for the position, but did not include any value for benefits provided.

SURMODICS, INC.	43	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed above. This total compensation amount for our median employee was then compared to the total compensation of our CEO disclosed above. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.

PAY VERSUS PERFORMANCE DISCLOSURE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (“Item 402(v)”), this section sets forth information about “compensation actually paid” (as defined by SEC rules) and its relationship to certain financial performance measures of the Company. For information concerning the Organization and Compensation Committee’s pay-for-performance philosophy and how it aligns executive compensation with the Company’s performance, refer to the section entitled “Compensation Discussion and Analysis.”

	PEO (1)		Average for Other NEOs (1)		Value of Initial Fixed $100 Investment on September 30, 2020 Based On:
Fiscal Year	Summary Compensation Table Total ($)	Compensation Actually Paid (2) ($)	Summary Compensation Table Total ($)	Compensation Actually Paid (2) ($)	Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)	Net (Loss) Income ($ in millions)	Adjusted Revenue (4) ($ in millions)

2024	3,665,496	4,736,981	1,286,673	1,572,361	99.67	93.85	(11.5)	126.1
2023	3,527,263	3,900,110	1,252,746	1,333,609	82.11	95.62	(1.5)	107.6
2022	3,095,627	(346,185)	1,050,385	216,842	78.13	86.24	(27.3)	100.0
2021	2,938,269	5,467,968	1,102,741	1,736,960	142.89	134.42	4.2	93.8

(1)
Gary R. Maharaj was our principal executive officer (“PEO”) in fiscal 2024, 2023, 2022 and 2021. In fiscal 2024, 2023 and 2022, our non-PEO named executive officers (collectively, “Other NEOs”) were Timothy J. Arens, Charles W. Olson, Teryl L.W. Sides and Gordon S. Weber. In fiscal 2021, our Other NEOs were Timothy J. Arens, Teryl L.W. Sides, Joseph J. Stich and Gordon S. Weber.
(2)
The dollar amounts reported represent the compensation actually paid (“CAP”) to the NEOs in accordance with, and using the adjustments set forth in, Item 402(v). Refer to “Compensation Actually Paid” below for the calculation of CAP.
(3)
Our peer group for the calculation of total shareholder return (“TSR”) is the Nasdaq Medical Supplies Total Return Index, which is the industry index used in the stock price performance graph in our Form 10-K. TSR, in the case of both the Company and our peer group, reflects the cumulative return on $100 as if invested on September 30, 2020, including reinvestment of any dividends, through and including the end of each fiscal year shown in the table.
(4)
Our company-selected measure, which we believe represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the PEO and Other NEOs for fiscal 2024 to Company performance, is Adjusted Revenue. Adjusted Revenue is the primary financial measure under our fiscal 2024 annual incentive plan. In fiscal 2024 and fiscal 2022, no adjustments were made to GAAP revenue for purposes of the annual incentive plan, but adjustments were made in fiscal 2023 and fiscal 2021. The table below provides a reconciliation of Non-GAAP Adjusted Revenue to the comparable GAAP measure of revenue in years when an adjustment occurred:

	Fiscal Year ($)
(in millions)	2024	2023	2022	2021

GAAP Revenue (a)	126.1	132.6	100.0	105.1
Adjustments:
Revenue recognized on SurVeil DCB milestone payment (b)	—	(25.0)	—	(11.3)
Adjusted Revenue	126.1	107.6	100.0	93.8

(a)
GAAP revenue, as reported.
(b)
Pursuant to the terms of our agreement with Abbott for commercialization rights for the SurVeil DCB, in fiscal 2023, we received a $27.0 million milestone payment, of which $25.0 million was recognized as revenue during fiscal 2023, for obtaining PMA from the FDA for the SurVeil DCB. In fiscal 2021, we received a $15.0 million milestone payment, of which $11.3 million was recognized as revenue during fiscal 2021, for delivery to Abbott of the clinical study report and related materials from the TRANSCEND trial that demonstrated the primary safety and primary clinical endpoints of the trial were met. Due to the unusual nature of this SurVeil DCB milestone revenue, the Organization and Compensation Committee believes that it is more appropriate to assess revenue performance without including such revenue, and therefore excluded the SurVeil DCB milestone from GAAP revenue for purposes of the company-selected measure, Adjusted Revenue, used in the fiscal 2023 and fiscal 2021 annual incentive plans.

SURMODICS, INC.	44	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Actually Paid. In accordance with Item 402(v), the following adjustments were made to total compensation each year as reported in the Summary Compensation Table (“SCT”) to determine the CAP to the PEO and average CAP to the Other NEOs:

	PEO			Average of Other NEOs
Fiscal Year	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)	Reported SCT Total ($)	Equity Award Adjustments ($)	Compensation Actually Paid ($)

2024	3,665,496	1,071,485	4,736,981	1,286,673	285,688	1,572,361
2023	3,527,263	372,847	3,900,110	1,252,746	80,863	1,333,609
2022	3,095,627	(3,441,812)	(346,185)	1,050,385	(833,543)	216,842
2021	2,938,269	2,529,699	5,467,968	1,102,741	634,219	1,736,960

Equity award adjustments in the calculation of CAP were as follows:

Fiscal Year	Deduct: Grant Date Fair Value of Equity Awards Granted in the Covered Year ($)	Year-end Fair Value of Equity Awards Granted in the Covered Year that were Unvested at the End of the Covered Year ($)	Change in Fair Value from the End of the Prior Year to the End of the Covered Year of Equity Awards Granted in a Prior Year that were Unvested at the End of the Covered Year ($)	Change in Fair Value from the End of the Prior Year to the Vesting Date of Equity Awards Granted in a Prior Year that Vested in the Covered Year ($)	Total Equity Award Adjustments ($)

PEO:
2024	(2,350,000)	2,820,676	578,115	22,694	1,071,485
2023	(2,200,000)	1,979,650	324,700	268,497	372,847
2022	(2,000,000)	1,207,857	(2,060,916)	(588,753)	(3,441,812)
2021	(1,650,000)	3,016,670	1,199,856	(36,827)	2,529,699
Other NEOs:
2024	(640,000)	768,167	152,864	4,657	285,688
2023	(600,000)	539,895	79,961	61,007	80,863
2022	(500,000)	301,947	(482,383)	(153,107)	(833,543)
2021(1)	(400,000)	729,898	297,029	7,292	634,219

(1)
Equity adjustments for one of our Other NEOs in fiscal 2021 included options transferred for value pursuant to a qualified domestic relations order.

SURMODICS, INC.	45	2025 PROXY STATEMENT

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Relationship of Information Presented in the Pay Versus Performance Table and Financial Measures. The charts below present a graphical comparison of CAP to our PEO and the average CAP to our Other NEOs as compared against the following performance measures: our (1) Adjusted Revenue, (2) net (loss) income, and (3) TSR of both the Company and the Company’s peer group (Nasdaq Medical Supplies Total Return Index).

Compensation Actually Paid vs. Adjusted Revenue Compensation Actually Paid vs. Net (Loss) Income

Compensation Actually paid vs. TSR

Compensation Actually Paid vs. TSR
CAP ($ M)
5
3
1
(1)
TSR ($)
150
125
100
75
50
25
-
2021
2022
2023
2034
CAP - PEO
CAP - Avg. Other NEOs
Surmodics TSR
Peer Group TSR

The following financial performance measure is the only one that the Company used to link CAP to our PEO and Other NEOs to Company performance for fiscal 2024.

Financial Measure:
Adjusted Revenue

SURMODICS, INC.	46	2025 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee composed of three of the Company’s outside directors. The directors listed below were the members of the committee at the end of the fiscal year ended September 30, 2024 and at the time of the actions discussed in this report. In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)
reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended September 30, 2024;
(2)
discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
(3)
received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, for filing with the SEC.

Members of the Audit Committee:

Susan E. Knight (Chair)

David R. Dantzker, M.D.

Lisa W. Heine

Audit and Other Fees

Set forth below are the aggregate fees billed by Deloitte & Touche LLP, our independent registered public accounting firm, for each of our last two fiscal years:

	Fiscal Year Ended September 30,
	2024	2023

Audit Fees(1)	$854,665	$829,165
Audit-related Fees(2)	36,500	—
Tax Fees(3)	1,444	—
All Other Fees(4)	1,895	1,895
Total	$894,504	$831,060

(1)
Audit services consisted principally of services related to the audit of our consolidated financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q.
(2)
Represents fees for audit--related services provided related to the Merger Agreement.
(3)
Represents fees related to Value Added Tax matters associated with the Company’s subsidiaries in Ireland.
(4)
All other fees consisted of subscription fees for access to technical accounting materials.

The Company’s Audit Committee pre-approved all of the services described in each of the items above. In addition, the Audit Committee considered whether provision of the above non-audit services was compatible with maintaining Deloitte & Touche LLP’s independence and determined that such services did not adversely affect Deloitte & Touche LLP’s independence.

SURMODICS, INC.	47	2025 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM (Proposal #3)

The Audit Committee of the Board of Directors of the Company has appointed the firm of Deloitte & Touche LLP to serve as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2025, subject to ratification of this appointment by the shareholders of the Company. Deloitte & Touche LLP has acted as the Company’s independent registered public accounting firm since fiscal 2002. In the event that shareholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will re-evaluate their selection as the Company’s independent registered public accounting firm for fiscal 2025.

Representatives of Deloitte & Touche LLP are expected to be present at the virtual Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending September 30, 2025.

SURMODICS, INC.	48	2025 PROXY STATEMENT

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal #4)

The Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse the compensation of our NEOs as described in this proxy statement by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that the shareholders approve the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption ‘Executive Compensation and Other Information’ of this proxy statement.”

The Board believes that our fiscal 2024 executive compensation programs were tailored to our company’s business strategies, aligned pay with performance, and reflect many of the best practices regarding executive compensation. Accordingly, the Board of Directors recommends that you vote FOR approval of the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis”, the compensation tables, and the related disclosure contained in the proxy statement set forth under the caption “Executive Compensation and Other Information” of this proxy statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.

Based on the results of the advisory vote on the frequency of the vote on executive compensation held at the 2023 annual meeting of shareholders, as was recommended at the time, the Board has decided that the Company will hold an advisory vote on the compensation of the Company’s NEOs (the “Say-on-Pay Vote”) annually, or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency.

The Board of Directors recommends that you vote FOR approval of the compensation of our NEOs.

SURMODICS, INC.	49	2025 PROXY STATEMENT

OTHER INFORMATION

SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2026 annual meeting of shareholders, and desired to be included in our proxy statement and related materials for that annual meeting, must be received by the Company by August 21, 2025 to be considered for inclusion in the Company’s proxy statement and related materials for the 2026 annual meeting. Notice of a shareholder proposal or director nomination intended to be presented at the 2026 annual meeting, but not included in the Company’s proxy statement and related materials, must be received by the Company on or before November 8, 2025. In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2026 annual meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 8, 2025.

ANNUAL REPORT

The notice regarding the availability of proxy materials will contain instructions as to how you can access our Annual Report to Shareholders, including our Annual Report on Form 10-K containing financial statements for the fiscal year ended September 30, 2024, over the internet. It will also tell you how to request, free of charge, a paper or e-mail copy of our Annual Report on Form 10-K.

EXHIBITS TO FORM 10-K

The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such exhibit(s) should be directed to Corporate Secretary, at the Company’s principal address.

SURMODICS, INC.	50	2025 PROXY STATEMENT

OTHER INFORMATION

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to secure the termination or expiration of any waiting period applicable under the HSR Act, (c) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied, (d) all or part of Parent’s financing may not become available, and (e) the significant limitations on remedies contained in the Merger Agreement may limit or entirely prevent the Company from specifically enforcing Parent’s obligations under the Merger Agreement or recovering damages for any breach by Parent; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the Company’s stock price may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee of $20,380,000, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Form 10-K for the fiscal year ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2024 (the “Form 10-K”), as updated or supplemented by subsequent reports that the Company files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

OTHER BUSINESS

Neither management nor the Board knows of any matters to be presented at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

Your vote is very important no matter how many shares you own. You are urged to read this proxy statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by following the instructions for voting provided in the proxy.

Dated: December 19, 2024

BY ORDER OF THE BOARD OF DIRECTORS

Susan E. Knight
Chair of the Board
Eden Prairie, Minnesota

SURMODICS, INC.	51	2025 PROXY STATEMENT

SURMODICS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SRDX25 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V59887-P19521 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SURMODICS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Director Nominee: 01) Gary R. Maharaj For Against Abstain The Board of Directors recommends you vote FOR proposals 2, 3, and 4. 2. Set the number of directors at five (5); 3. Ratify the appointment of Deloitte & Touche LLP as Surmodics' independent registered public accounting firm for fiscal year 2025; and 4. Approve, in a non-binding advisory vote, the Company's executive compensation. NOTE: To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointly owned shares will be voted as directed unless another owner instructs to the contrary, in which case, the shares will not be voted. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K are available at www.proxyvote.com. V59888-P19521 SURMODICS, INC. Annual Meeting of Shareholders February 6, 2025 4:00 PM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Gary R. Maharaj and Gordon S. Weber, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of SURMODICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 4:00 PM, CST on February 6, 2025 as a virtual meeting at www.virtualshareholdermeeting.com/SRDX25, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side